UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No._______)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material under §240.14a-12

NELNET, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
[X]    No fee required
[ ]     Fee paid previously with preliminary materials
[ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

121 SOUTH 13TH STREET, SUITE 100	p 402.458.2370
LINCOLN, NE 68508	www.nelnet.com

April 4, 2024

Dear Shareholder:

On behalf of the Board of Directors, we are pleased to invite you to Nelnet, Inc.'s Annual Shareholders' Meeting to be held on Thursday, May 16, 2024 at 8:30 a.m. Central Time at the Hudl Building, 600 P Street, Suite 100, Lincoln, Nebraska. The notice of the meeting and proxy statement on the following pages contain information about the meeting.

Your participation in the Annual Meeting is important. We hope that you will be able to attend the meeting and encourage you to read our annual report and proxy statement. At the meeting, members of the Company's management team will discuss the Company's results of operations and business plans and will be available to answer your questions. Consistent with the prior Annual Meetings, we are offering a hybrid virtual meeting format whereby shareholders may attend, participate in, and vote at the Annual Meeting online at http://www.virtualshareholdermeeting.com/NNI2024. Regardless of whether you plan to attend, we urge you to vote your proxy at your earliest convenience.

Thank you for your support of Nelnet, Inc.

Sincerely,
Michael S. Dunlap
Executive Chairman of the Board of Directors

Nelnet, Inc.
121 South 13th Street, Suite 100, Lincoln, Nebraska 68508

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 4, 2024

TIME AND DATE	8:30 a.m., Central Time, on Thursday, May 16, 2024

PLACE	Hudl Building
600 P Street, Suite 100
Lincoln, Nebraska 68508

In addition to shareholders attending in person, we are offering a hybrid virtual meeting format whereby shareholders may attend, participate in, and vote at the meeting online at http://www.virtualshareholdermeeting.com/NNI2024.

ITEMS OF BUSINESS	(1) To elect three Class I directors nominated by the Board of Directors to serve for three-year terms until the 2027 Annual Meeting of Shareholders
(2) To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2024
(3) To conduct an advisory vote to approve the Company's executive compensation
(4) To transact such other business as may be properly introduced

RECORD DATE	You can vote if you were a shareholder as of the close of business on March 25, 2024

OTHER INFORMATION	The Letter to Shareholders from the Chief Executive Officer and our 2023 Annual Report on Form 10-K, which are not part of the proxy soliciting materials, are enclosed.

PROXY VOTING
The Board of Directors solicits your proxy and asks you to vote your proxy at your earliest convenience to be sure your vote is received and counted. Instructions on how to vote are contained in our proxy statement and in the Notice of Internet Availability of Proxy Materials. Whether or not you plan to attend the meeting, we ask you to vote over the Internet as described in those materials as promptly as possible in order to make sure that your shares will be voted in accordance with your wishes at the meeting. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date, and return the proxy/voting instruction card in the envelope provided. The Board of Directors encourages you to attend the meeting virtually or in person. If you attend the meeting virtually or in person, you may vote by proxy or you may revoke your proxy and cast your vote virtually or in person, respectively. We recommend you vote by proxy even if you plan to attend the meeting.

By Order of the Board of Directors,
William J. Munn
Corporate Secretary
Nelnet, Inc.

NELNET, INC.
2024 PROXY STATEMENT

Nelnet, Inc.
121 South 13th Street
Suite 100
Lincoln, Nebraska 68508

PROXY STATEMENT
General Information
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nelnet, Inc. (the “Company”) for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 16, 2024, at 8:30 a.m., Central Time, at the Hudl Building, 600 P Street, Suite 100, Lincoln, Nebraska 68508. The Annual Meeting will be held for the purposes set forth in the notice of such Annual Meeting on the cover page hereof.
In addition to in person, we are offering a hybrid virtual meeting format whereby shareholders may attend, participate in, and vote at the Annual Meeting online at http://www.virtualshareholdermeeting.com/NNI2024.
Important Notice Regarding the Availability of Proxy Materials for the
2024 Annual Meeting of Shareholders to be held on May 16, 2024
Our notice of annual meeting and proxy statement, 2023 annual report on Form 10-K, letter to shareholders, electronic proxy card, and other annual meeting materials are available on the Internet at www.proxyvote.com. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to shareholders on or about April 4, 2024. At that time, we also will begin mailing paper copies of our proxy materials to shareholders who requested them. Additional information on how these materials will be distributed is provided below.
Under U.S. Securities and Exchange Commission (the “SEC”) rules, we are allowed to mail a notice to our shareholders informing them that our proxy statement, annual report on Form 10-K, electronic proxy card, and related materials are available for viewing, free of charge, on the Internet. Shareholders may then access these materials and vote their shares over the Internet, or request delivery of a full set of proxy materials by mail or email. These rules give us the opportunity to serve shareholders more efficiently by making the proxy materials available online and reducing the environmental impact and costs associated with printing and physical delivery. We are utilizing this process for the 2024 Annual Meeting. We intend to begin mailing the required notice, called the Notice of Internet Availability of Proxy Materials (the "Notice"), to shareholders on or about April 4, 2024. The proxy materials will be posted on the Internet, at www.proxyvote.com, no later than the day we begin mailing the Notice. If you receive a Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.
The Notice contains important information, including:
•The date, time, and location of the Annual Meeting, and information regarding virtual participation in the Annual Meeting online
•A brief description of the matters to be voted on at the meeting
•A list of the proxy materials available for viewing at www.proxyvote.com and the control number you will need to use to access the site
•Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get a paper or email copy of the proxy materials if that is your preference
You may vote online at the Annual Meeting through the virtual meeting process, in person at the Annual Meeting, or you may vote by proxy. To obtain directions to attend the Annual Meeting and vote in person, please call 402-458-3038. Giving the Board of Directors your proxy means that you authorize representatives of the Board to vote your shares at the Annual Meeting in the manner you specify. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your share ownership is registered directly, you may refer to voting instructions contained in this proxy statement and in the Notice. If your share ownership is beneficial (that is, your shares are held in the name of a bank, broker, or other nominee, referred to as being held in “street name”), your broker will issue you a voting instruction form that you use to instruct them how to vote your shares. Your broker must follow your voting instructions. Although most brokers and nominees offer mail, telephone, and Internet voting, availability and specific procedures will depend on their voting arrangements.
Your vote is important. For this reason, the Board of Directors is requesting that you permit your common stock to be voted by proxy at the Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

VOTING
Who Can Vote
You may vote if you owned Nelnet, Inc. Class A common stock, par value $0.01 per share, or Class B common stock, par value $0.01 per share, as of the close of business on March 25, 2024 (the “record date”). At the close of business on March 25, 2024, 26,176,208 and 10,663,088 shares of the Company's Class A and Class B common stock, respectively, were outstanding and eligible to vote. The Class A common stock is listed on the New York Stock Exchange under the symbol “NNI.” The Class B common stock is not listed on any exchange or market. At the Annual Meeting, each Class A and Class B shareholder will be entitled to one vote and 10 votes, respectively, in person or by proxy, for each share of Class A and Class B common stock, respectively, owned of record as of the record date. The stock transfer books of the Company will not be closed. The Secretary of the Company will make a complete record of the shareholders entitled to vote at the Annual Meeting available for inspection by any shareholder beginning two business days after the Notice of the Annual Meeting is given and continuing through the Annual Meeting, at the Company's headquarters in Lincoln, Nebraska at any time during regular business hours. Any shareholder who would like to inspect such records should call Investor Relations at 402-458-3038 to request access and schedule an appointment. Such records will also be available for inspection at the Annual Meeting, and will also be available for review by shareholders during the Annual Meeting through the virtual meeting website.
As a matter of policy, the Company keeps private all proxies, ballots, and voting tabulations that identify individual shareholders. Such documents are available for examination only by certain representatives associated with processing proxy voting instructions and tabulating the vote. No vote of any shareholder is disclosed, except as may be necessary to meet legal requirements.
How You Vote
You may vote your shares prior to the Annual Meeting by following the instructions provided in the Notice, this proxy statement, and the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.
•If you are a registered shareholder, there are three ways to vote your shares before the meeting:
    By Internet (www.proxyvote.com): Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 15, 2024 for shares held directly, and by 11:59 p.m. EDT on May 13, 2024 for shares held in the Nelnet, Inc. Employee Share Purchase Plan. Have your Notice of Internet Availability of Proxy Materials with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
    By mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. There is no charge for requesting a paper copy of the materials. To be valid, proxy cards must be received before the start of the Annual Meeting. If you want to receive a paper or e-mail copy of the proxy materials, please choose one of the following methods to make your request:
•By internet:    www.proxyvote.com
•By telephone:    1-800-579-1639
•By e-mail*:    sendmaterial@proxyvote.com
*    If requesting materials by e-mail, please send a blank e-mail with your 16-Digit Control Number in the subject line.
By telephone (1-800-690-6903): Use any touch-tone phone to transmit your voting instructions until 11:59 p.m. EDT on May 15, 2024 for shares held directly, and by 11:59 p.m. EDT on May 13, 2024 for shares held in the Nelnet, Inc. Employee Share Purchase Plan. Have your proxy card with you when you call and follow the instructions.
•If your shares are held in street name, your broker, bank, or other holder of record may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice to access our proxy materials and vote online or to request a paper or e-mail copy of our proxy materials. If you receive these materials in paper form, the materials will include a voting instruction card so you can instruct your broker, bank, or other holder of record how to vote your shares.
You may vote your shares by attending the Annual Meeting through the virtual meeting process or in person. If you are a registered shareholder, you can vote at the meeting any shares that were registered in your name as the shareholder of record as of the record date. If your shares are held in street name, you are not a holder of record of those shares and cannot vote them at the Annual Meeting unless you have a legal proxy from the holder of record. If you plan to attend in person and vote your street name shares at the Annual Meeting, you should request a legal proxy from your broker, bank, or other holder of record and bring it with you to the meeting along with proof of identification.
If you plan to vote your shares in person at the Annual Meeting, please pick up a ballot at the registration table upon your arrival. You may then submit your ballot to a meeting usher at the time designated during the meeting. Ballots will not be distributed during the meeting. Shares may not be voted after the final vote at the meeting.
Even if you plan to attend the Annual Meeting through the virtual meeting process or in person, we encourage you to vote your shares by proxy.
Description of Virtual Meeting Process
Shareholders can attend and participate in the Annual Meeting via the Internet through the virtual meeting process, and may do so by visiting http://www.virtualshareholdermeeting.com/NNI2024. The Annual Meeting will begin promptly at 8:30 a.m. Central Time on May 16, 2024 and online check-in will begin at 8:15 a.m. Central Time. Please allow ample time for the online check-in procedures. Interested persons who were not shareholders as of the close of business on the record date may listen, but not participate, in the Annual Meeting via http://www.virtualshareholdermeeting.com/NNI2024. In order to attend, participate in, and vote at the Annual Meeting through the virtual meeting process, registered shareholders will need to use their 16-digit control number received with their proxy card or Notice to log into http://www.virtualshareholdermeeting.com/NNI2024 and follow the provided instructions. Holders of shares in street name who do not have a control number may gain access to the Annual Meeting by logging into their brokerage firm’s web site and selecting the shareholder communications mailbox to link through to the Annual Meeting. Instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee. Shareholders who wish to submit a question may do so during the Annual Meeting through http://www.virtualshareholdermeeting.com/NNI2024.
We have structured our hybrid virtual annual meeting to provide shareholders who attend virtually with the same rights as those shareholders who attend the meeting in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. The hybrid virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should ensure they can hear streaming audio prior to the start of the meeting. If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 8:00 a.m. Central Time and until the end of the meeting.
If you wish to virtually submit a question during the meeting, type your question into the "Submit a question" field, and click "Submit." Questions may be submitted beginning at 8:30 a.m. Central Time. Questions relevant to meeting matters will be answered during the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.
What Items Require Your Vote
There are three proposals that will be presented for your consideration at the meeting:
•Electing the three Class I director nominees named in this proxy statement to the Board of Directors for three-year terms
•Ratifying the appointment of KPMG LLP as the Company's independent registered public accounting firm (“independent auditor”) for 2024
•Approving on an advisory basis the Company's executive compensation
Each of the proposals have been submitted on behalf of the Company's Board of Directors.
How You Can Change Your Vote
If you are a registered shareholder, you can revoke your proxy and change your vote prior to the Annual Meeting by:
•Sending a written notice of revocation to our Corporate Secretary at 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508 (the notification must be received by the close of business on May 15, 2024)
•Voting again by Internet prior to 11:59 p.m. EDT on May 15, 2024 for shares held directly, and by 11:59 p.m. EDT on May 13, 2024 for shares held in the Nelnet, Inc. Employee Share Purchase Plan (only the latest vote you submit will be counted)
•Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the Annual Meeting)

If your shares are held in street name, you should contact your broker, bank, or other holder of record about revoking your voting instructions and changing your vote prior to the meeting.
If you are eligible to vote at the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote at the Annual Meeting by submitting a written or virtual ballot before the final vote at the meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy; you must specifically revoke your proxy.
Quorum Needed To Hold the Meeting
In order to conduct the Annual Meeting, the Company's Articles of Incorporation and Bylaws provide that shares constituting a majority of the voting power of all the shares of the Company's stock entitled to vote must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the Annual Meeting, your shares will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. New York Stock Exchange (NYSE) rules allow banks, brokers, and other nominees to vote in their discretion the shares held by them for a customer on matters that the NYSE considers to be routine, even though the bank, broker, or nominee has not received voting instructions from the customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from the customer and the bank, broker, or other nominee cannot vote the shares because the matter is not considered to be routine under NYSE rules.
Under NYSE rules, the election of directors and the advisory vote to approve executive compensation will not be considered to be “routine” matters, and banks, brokers, and other nominees who are members of the NYSE will not be permitted to vote shares held by them for a customer on these matters without instructions from the beneficial owner of the shares.
Counting Your Vote
If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and submit a valid proxy without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. If you hold your shares in your name and do not return a valid proxy and do not vote through the virtual meeting process for the Annual Meeting or in person at the Annual Meeting, your shares will not be voted. If you hold your shares in the name of a bank, broker, or other nominee, and you do not give that nominee instructions on how you want your shares to be voted, the nominee has the authority to vote your shares in the nominee’s discretion on the ratification of the appointment of KPMG LLP as independent auditor. However, as discussed above, the nominee will not be permitted to vote your shares without your instructions on the election of directors or on the advisory vote to approve executive compensation.
Giving the Board your proxy also means that you authorize their representatives to vote in their discretion on any other matter that may be properly presented at the Annual Meeting. As of the date of this proxy statement, the Company does not know of any other matters to be presented at the Annual Meeting.
What Vote is Needed
Our Articles of Incorporation provide that directors are elected by a majority of the votes cast by the shares entitled to vote at the Annual Meeting. Although abstentions and broker “non-votes” will be counted for purposes of determining whether there is a quorum (as discussed above), they will not be counted as votes cast in the election of directors and thus will not have the effect of votes for or against any director.
With respect to Proposal 1 (the election of the Class I directors), shareholders of the Company, or their proxy if one is appointed, have cumulative voting rights under the Nebraska Model Business Corporation Act. That is, shareholders, or their proxy, may vote their shares for as many directors as are to be elected, or may cumulate such shares and give one nominee as many votes as the number of directors to be elected multiplied by the number of their shares, or may distribute votes on the same principle among as many or as few nominees as they may desire. If a shareholder desires to vote cumulatively, he or she must vote in person or give his or her specific cumulative voting instructions to the designated proxy that the number of votes represented by his or her shares are to be cast for one or more designated nominees. Cumulative voting is not available for internet voting, including online voting through the virtual meeting process.
The Nebraska Model Business Corporation Act and our Bylaws provide that a majority of votes cast with respect to the proposal is required to approve Proposals 2 and 3 (ratifying the appointment of KPMG LLP and approving on an advisory basis the Company's executive compensation, respectively). Although abstentions and broker “non-votes” will be counted for purposes of determining whether there is a quorum (as discussed above), they will not be counted as votes cast with respect to Proposals 2 and 3 and thus will not have the effect of votes for or against Proposals 2 and 3.
In accordance with the provisions of our Articles of Incorporation, the Class A common stock and Class B common stock will vote as a single class on each of Proposals 1, 2, and 3.

Voting Recommendations
The Company's Board of Directors recommends that you vote:
•“FOR” the election of each of the Class I director nominees to the Board of Directors for a three-year term
•“FOR” the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2024
•“FOR” the approval of the compensation of the Company's named executive officers, as disclosed in this proxy statement
A proxy, when properly executed and not revoked, will be voted in accordance with the authorization and instructions contained therein. Unless a shareholder specifies otherwise, all shares represented will be voted in accordance with the recommendations of the Company's Board of Directors.
Voting Results
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a current report on Form 8-K to be filed within four business days after the Annual Meeting date.
Cost of This Proxy Solicitation
The Company will pay the cost of soliciting proxies, including the preparation, assembly, and furnishing of proxy solicitation and other required annual meeting materials. Directors, officers, and regular employees of the Company may solicit proxies by telephone, electronic communications, or personal contact, for which they will not receive any additional compensation in respect of such solicitations. The Company will also reimburse brokerage firms and others for all reasonable expenses for furnishing proxy solicitation and other required annual meeting materials to beneficial owners of the Company's stock.
PROPOSAL 1 - ELECTION OF DIRECTORS
During 2023, the Company’s Board of Directors consisted of nine directors who were divided into three classes, designated as Class I, Class II, and Class III. In accordance with the Company’s Articles of Incorporation, the number of directors constituting the entire Board is fixed exclusively by the Board from time to time. The classes of directors serve for staggered three-year terms, with their current terms ending at the annual meeting of shareholders in the following years: Class I directors - 2024; Class II directors - 2025; and Class III directors - 2026.
Shareholders are asked to elect three Class I directors to serve on the Board of Directors for a three-year term ending at the 2027 annual meeting of shareholders. The nominees for these Class I directorships are Preeta D. Bansal, Michael S. Dunlap, and Jona M. Van Deun. Each nominee is currently serving on the Board as a Class I director. Ms. Bansal and Mr. Dunlap were most recently elected to the Board by the shareholders at the 2021 annual meeting of shareholders; Ms. Van Deun was appointed to the Board as a Class I director on March 17, 2022 based on the recommendation of the Board's Nominating and Corporate Governance Committee. In making these nominations, the Board and the Nominating and Corporate Governance Committee consider each nominee's specific experience, qualifications, and skills as described below.
Upon the recommendation of the Board's Nominating and Corporate Governance Committee, the Board has nominated each of the Class I director nominees named below to serve on the Board of Directors as Class I directors.
The Board of Directors recommends that shareholders vote FOR the election of each Class I director nominee (named below) to the Board of Directors.
In the event that before the election any Class I director nominee becomes unable to serve or for good cause unwilling to serve, if elected, the shares represented by proxy will be voted for any substitute nominees designated by the Board, unless the proxy does not indicate that the shares are to be voted for all Class I director nominees, or, if the Board does not designate any substitute nominees, the shares represented by proxy may be voted for a reduced number of nominees. The Board of Directors knows of no reason why any of the persons nominated for election as Class I directors might be unable or unwilling to serve if elected, and each nominee has consented to and expressed an intention to serve if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.
The following sets forth certain information about (i) each of the three nominees for election as Class I directors to serve for a three-year term expiring at the 2027 annual meeting of shareholders, and (ii) each of the current Class II and Class III directors whose term of office continues beyond the 2024 Annual Meeting. The information includes, with respect to each such person:

(a) their age, (b) the year during which they were first elected a director of the Company, (c) their principal occupation(s) and any other directorships with publicly-held companies (if applicable) during the past five years, and (d) the qualifications of such person that led to the conclusion that such person should serve as a director of the Company.

Class I Director Nominees to Hold Office for a Term Expiring at the 2027 Annual Meeting of Shareholders

Preeta D. Bansal, 58 Director since November 2018	Senior lawyer, former public official, and global business leader
Self-employed advisor, investor, lecturer, and consultant, 2016 - present
Massachusetts Institute of Technology, Lecturer, Senior Advisor, and Visiting Scholar, 2014 - 2019
HSBC Holdings plc, a multinational investment bank and financial services company, Global General Counsel for Litigation and Regulatory Affairs, 2012 - 2013
Office of Management and Budget, Executive Office of the President of the United States, General Counsel and Senior Policy Advisor, 2009 - 2011
Skadden, Arps, Slate, Meagher & Flom LLP, an international law firm, Partner, 2003 - 2009
United States Commission on International Religious Freedom, Commissioner, 2003 - 2009 (Chair, 2004 - 2005)
University of Nebraska College of Law, Visiting Professor, 2001 - 2003
State of New York, Solicitor General, 1999 - 2001

Ms. Bansal's qualifications include over 30 years of experience in corporate and public law, banking, financial services, government, regulation, public policy, U.S. diplomacy, and academia as a distinguished lawyer, public official, and global business leader. Her experience has included serving as general counsel and senior policy advisor in the federal Office of Management and Budget, which oversees and coordinates all of the budgetary, regulatory, and management activities and initiatives of the departments and agencies of the federal government on behalf of the President of the United States; as global general counsel for litigation and regulatory affairs for HSBC Holdings in London; as partner and practice chair of the international law firm Skadden, Arps, Slate, Meagher & Flom LLP in New York City; and as Solicitor General of the State of New York. Ms. Bansal is a Henry Crown Fellow at the Aspen Institute, a life member of the Council on Foreign Relations, and active with numerous local, national, and global organizations. She received the National Organization of Women's “Woman of Power and Influence Award” in 2006 and was named one of the “50 Most Influential Minority Lawyers in America” by the National Law Journal in 2008. She is a magna cum laude graduate of Harvard Law School and Harvard-Radcliffe College, and a former law clerk to U.S. Supreme Court Justice John Paul Stevens. Ms. Bansal provides to the Board of Directors and the Company valuable insight and leadership on various business, compliance, regulatory, and policy issues.

Michael S. Dunlap, 60 Director since January 1996	Executive Chairman, Nelnet, Inc.
Nelnet, Inc.
Executive Chairman, January 2014 - present
Chairman, January 1996 - December 2013
Chief Executive Officer, May 2007 - December 2013
Co-Chief Executive Officer, January 1996 - May 2007
Farmers & Merchants Investment Inc. (“F&M”), the parent of Union Bank and Trust Company (“Union Bank”) (F&M and Union Bank are affiliates of the Company)
Co-Chairman, January 2024 - present
Chairman, January 2013 - January 2024
Co-President and Director, January 2007 - January 2013

Mr. Dunlap's qualifications include more than 30 years of experience in the areas of banking and financial services, leadership, strategic operations, and management, including as one of our co-founders and our Chairman since the Company's inception, as well as his experience as a member of the boards of directors of numerous other organizations. Mr. Dunlap's knowledge of every part of our business and his intense focus on customer service, innovation, and excellence are keys to our Board's success.

Jona M. Van Deun, 54 Director since March 2022	Managing Partner, Prairie Coast Strategies, LLC
Prairie Coast Strategies, LLC, a consulting firm advising clients on grassroots, government and public affairs, and large logistic/production projects.
Partner, November 2022 - present
Nebraska Tech Collaborative, a business-led Aksarben Workforce Initiative committed to convening leaders from government, education, and not-for-profit organizations across the state to develop, attract, and retain tech-talent and entrepreneurs to Nebraska.
President, September 2018 - September 2022
Small Business Coalitions and Engagement for U.S. Chamber of Commerce. The U.S. Chamber of Commerce, whose members range from small businesses and chambers of commerce across the country to leading industry associations and global corporations, advocates for policies that help businesses create jobs and grow the economy.
Vice President, October 2017 - September 2018
Koch Companies Public Sector, LLC, a shared-services company that provides legal, government, and public affairs services to affiliates of Koch Industries, Inc. around the world. Koch Industries, Inc. is a privately-held multinational conglomerate with interests in industries such as refining, chemicals, and biofuels; forest and consumer products; fertilizers; polymers and fibers; process and pollution control equipment and technologies; electronics; information systems; commodity trading; minerals; energy; glass; ranching; and investments.
Director of Coalitions, December 2012 - September 2017

Ms. Van Deun's qualifications include having vast information technology and talent acquisition expertise from her extensive background in politics and public affairs, and she has provided strategic expertise to several trade associations and Fortune 500 companies, including 3M Company, DCI Group, the Pillsbury Company, and the Property Casualty Insurers Association.

Class II Directors Continuing in Office for a Term Expiring at the 2025 Annual Meeting of Shareholders

Matthew W. Dunlap, 34 Director since March 2022	Chief Business Development Officer, Nelnet, Inc., and President, Nelnet Financial Services
Nelnet, Inc.
President, Nelnet Financial Services, April 2023 - present
Chief Business Development Officer, March 2022 - present
Managing Director, Nelnet Business Services, February 2020 - March 2022
Legal counsel, February 2017 - February 2020
GVC Capital, LLC, an investment banking firm focused primarily on providing comprehensive investment banking services to underexposed small public and private companies.
Associate, November 2015 - January 2017

Mr. Dunlap brings to the Board of Directors his legal expertise and an in-depth understanding of the Company's business models and practices from his experiences as an in-house attorney serving our asset generation and loan servicing businesses and as a Managing Director for the Company. In addition, Mr. Dunlap brings expertise in banking and finance through his time serving on the board of directors at Bankfirst and First Northeast Bank of Nebraska.

Adam K. Peterson, 42 Director since March 2022	Co-Chairman, Co-Chief Executive Officer, and Co-President, Boston Omaha
Boston Omaha is a public holding company with businesses engaged in several sectors including advertising, insurance, telecommunications, and real estate.
Co-Chairman, February 2015 - present
Co-CEO and Co-President, December 2017 - present
Executive Vice President, February 2015 - December 2017
The Magnolia Group LLC, an SEC registered investment advisor and general partner of Magnolia Capital Fund, LP, which is one of Nelnet's largest external non-management shareholders.
Managing Member, June 2014 - present
Nicholas Financial Inc., a publicly traded specialized consumer finance company engaged primarily in acquiring and servicing automobile finance installment contracts for purchases of used and new automobiles, originating direct consumer loans, and selling consumer-finance related products.
Director, June 2017 - present
Crescent Bank & Trust, a bank that specializes in auto loans to consumers in multiple states, as well as offers local personal and business banking services to the Greater New Orleans Area.
Director, March 2022 - present
Yellowstone Acquisition Group, a publicly traded special purpose acquisition company that completed a business combination with Sky Harbour LLC in January 2022 and was renamed Sky Harbour Group Corporation.
Director, August 2020 - January 2022
Brampton Brick Ltd., a publicly traded Canadian company specializing in masonry materials and products.
Director, May 2016 - March 2021
Magnolia Capital Partners, LP and related entities
Chief Investment Officer, November 2005 - August 2014

Mr. Peterson's qualifications include almost 20 years of extensive experience in business operations, investments, and financial analysis in a variety of industries, including advertising, insurance, telecommunications, real estate, and financial services.

Kimberly K. Rath, 63 Director since October 2007	Co-Chair, Talent Plus, Inc.
Talent Plus, Inc., a global human resources consulting firm.
Co-Chair, August 2013 - present
President, Talent Plus, Inc., 2016 - 2019
Co-Founder, Talent Plus, Inc., 1989 - present

Ms. Rath's qualifications include 35 years of experience in the field of human resources, with expertise in executive development, employee engagement, and human capital management. Ms. Rath leads an international executive management consulting and training organization, working with major global companies. Ms. Rath serves as an executive strategic advisor to many leaders across the globe in both private and public sectors.

Class III Directors Continuing in Office for a Term Expiring at the 2026 Annual Meeting of Shareholders

Kathleen A. Farrell, 60 Director since October 2007	Dean and Professor of Finance, College of Business, University of Nebraska-Lincoln
College of Business, University of Nebraska - Lincoln
Dean, December 2017 - present
Professor of Finance, August 2009 - present
Interim Dean, January 2017 - December 2017
Chair, Finance Department, August 2014 - December 2016
Senior Associate Dean of Academic Programs, August 2011 - July 2014
Associate Dean of Academic Programs, August 2010 - August 2011
Associate Professor of Finance, 2001 - July 2009
Assistant Professor of Finance, August 1993 - 2001

Dr. Farrell's qualifications include her expertise in corporate finance, executive turnover, and executive compensation, and her prior experience as an auditor at a national public accounting firm. Dr. Farrell has achieved designation as a Certified Public Accountant (inactive), has 30 years of experience teaching university courses in the areas of banking and finance, and has conducted extensive research on these topics. Dr. Farrell has also published articles on these topics in numerous scholarly journals.

David S. Graff, 41 Director since May 2014	Chief Executive Officer, Agile Sports Technologies, Inc. (doing business as Hudl)
Hudl provides online video analysis and coaching tools software for professional, college, high school, club, and youth teams and athletes, and Hudl software is used by more than 230,000 teams, serving more than 40 different sports and 150 countries, including the National Hockey League, National Football League, National Basketball Association, and English Premier League. Hudl has more than 3,500 employees in 18 countries.
Chief Executive Officer, May 2006 - present
Sportsmap Tech Acquisition Corporation, a publicly traded special purpose acquisition company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities.
Director, September 2021 - December 2023

Mr. Graff's qualifications include his experience and expertise in computer science, marketing, and sales. In addition, as co-founder of Hudl, Mr. Graff provides the Board of Directors and the Company significant expertise in business development and innovation. In 2010, Mr. Graff was featured on Inc. Magazine's 30 Under 30 list along with the other Hudl co-founders, and in 2016 was named one of Fast Company's Most Creative People. In addition, Mr. Graff served as a member of the board of directors for certain of the Company's asset-backed securities special purpose corporations.

Thomas E. Henning, 71 Director since August 2003	First Interstate Bancorp ("FIBK"), a publicly traded financial and bank holding company focused on community banking.
Director, February 2022 - present
Great Western Bancorp, Inc. ("GWB") and Great Western Bank; GWB was a publicly traded full service regional bank holding company. On February 1, 2022, GWB was acquired by FIBK.
Director, August 2015 - January 2022
Federal Home Loan Bank Topeka, a part of the 12-member Federal Home Loan Bank system. The bank serves the states of Oklahoma, Kansas, Nebraska, and Colorado and provides liquidity to member institutions to assist in financing real estate.
Director, January 2023 - present
Director, March 2007 - October 2015
Assurity Group, Inc. and its subsidiary, Assurity Life Insurance Company, which offers a variety of disability income and critical illness protection, life insurance, and annuity products.
Non-Executive Chairman, January 2022 - December 2022
President and Chief Executive Officer, 1990 - December 2021

Mr. Henning's qualifications include over 30 years of experience as President and Chief Executive Officer of a large insurance company, his prior experience as President of a regional bank, his financial expertise, including being a Chartered Financial Analyst and a member of the board of directors of other financial service organizations, his experience in risk assessment and management, and his vast knowledge and experience in leadership and management.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics for Directors, Officers, and Employees
The Company has a written code of business conduct and ethics that applies to all of the Company's directors, officers, and employees, including the Company's Chief Executive Officer and Chief Financial Officer (who is also the Company's principal accounting officer), and is designed to promote ethical and legal conduct. Among other items, the code addresses the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code. This code is available on the Company's investor relations website at www.nelnetinvestors.com under “Corporate Governance” and is available in print to any shareholder who requests it. Any future amendments to or waivers of the code, to the extent applicable to any executive officer or director, will be posted at this location on the Company's website.
Board Composition and Director Independence
The Board of Directors is composed of a majority of independent directors as defined by the rules of the NYSE. A director does not qualify as an independent director unless the Board has determined, pursuant to applicable legal and regulatory requirements, that such director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). The Nominating and Corporate Governance Committee reviews compliance with the definition of “independent” director annually. Michael S. Dunlap ("Michael Dunlap") beneficially owns 81.5% of the combined voting power of the Company's shareholders. Because of his beneficial ownership, Michael Dunlap can effectively elect each member of the Board of Directors and has the power to defeat or remove each member of the Board of Directors.
The Board has evaluated commercial, consulting, charitable, familial, and other relationships with each of its directors, director nominees, and entities with respect to which they are an executive officer, partner, member, and/or significant shareholder. As part of this evaluation, the Board noted that none of the current directors received any consulting, advisory, or other compensatory fees from the Company, other than those described under "Certain Relationships and Related Transactions" and "Director Compensation Table for Fiscal Year 2023." Based on this independence review and evaluation, and on other facts and circumstances the Board deemed relevant, the Board, in its business judgment, has determined that all of the Company's current directors are independent, with the exception of Michael Dunlap and Matthew Dunlap, who are currently employees of the Company.
The Company's Nominating and Corporate Governance Committee is responsible for reviewing and approving all new transactions, and any material amendments or modifications to existing transactions, between the Company and related parties, and taking such actions as the Committee deems necessary and appropriate in relation to such transactions, including reporting to the Board of Directors with respect to such transactions as the Committee deems necessary and appropriate. See “Certain Relationships and Related Transactions.”
Family Relationships
Michael Dunlap and Matthew Dunlap are father and son. There are no other family relationships among the Company's directors and executive officers.
Governance Guidelines of the Board
The Board's governance is guided by the Company's Corporate Governance Guidelines. The Board's current guidelines are available on the Company's investor relations website at www.nelnetinvestors.com under “Corporate Governance” and are available in print to any shareholder who requests them. Among other matters, the guidelines provide for the following:
•A majority of the members of the Board must be independent directors.
•The Board undertakes an annual self-review.
•The Board and each Board Committee has the authority to engage independent or outside counsel, accountants, or other advisors, as it determines to be necessary or appropriate. All related fees and costs of such advisors are paid by the Company.
•Board members have open communication access to all members of management and counsel.
Shareholder Communications with the Board
Directors who are not employees or officers of the Company or any of its subsidiaries ("Non-Employee Directors") meet in executive session, without the presence of management. Mr. Henning currently presides at these executive sessions. Anyone who has a concern about the Company may communicate that concern directly to these Non-Employee Directors. Such communication may be mailed to the Corporate Secretary at Nelnet, Inc., 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508 or anonymously submitted via the Company's investor relations website at www.nelnetinvestors.com under "Corporate Governance" - “Anonymous Reporting.” All such communications will be forwarded to the appropriate Non-Employee Directors for their review. The Non-Employee Directors may take any action deemed appropriate or necessary, including the retention of independent or outside counsel, accountants, or other advisors, with respect to any such communication addressed to them. No adverse action will be taken against any individual making any such communication in good faith to the Non-Employee Directors.
Board Diversity
In considering whether to recommend any candidate for election to the Board, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in Nelnet's Corporate Governance Guidelines. These criteria include the candidate's independence, wisdom, integrity, understanding and acceptance of the Company's corporate philosophy, business or professional knowledge and experience, record of accomplishment, and willingness to commit time and energy to the Company. Our Corporate Governance Guidelines also specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Board is committed to a strong and diverse membership and a thorough process to identify those individuals who can best contribute to the Company's continued success. As part of this process, the Nominating and Corporate Governance Committee will continue to take all reasonable steps to identify and consider for Board membership all candidates who satisfy the business needs of the Company at the time of appointment.
The Committee seeks nominees with a broad diversity of experience, professional skills, and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, gender, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.
The Board's Role in Risk Oversight
Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company in fostering a culture of risk-aware and risk-adjusted decision-making that allows the Company to avoid adverse financial and operational impacts. The involvement of the full Board of Directors in setting the Company's business strategy is a key part of its assessment of management's appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.
While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management oversight. In particular, the Risk and Finance Committee assists the Board of Directors in fulfilling its responsibilities with respect to oversight of the Company's enterprise-wide risk management framework and oversight of the Company's strategies relating to capital management. In addition, the Risk and Finance Committee oversees various aspects of the Company’s initiatives, procedures, controls, plans, and other measures related to cybersecurity risks, including measures designed to prevent, detect, and respond to cybersecurity threats, with the Board of Directors receiving frequent updates with respect to such measures and related cybersecurity risk management initiatives. The Audit Committee focuses on the integrity of the Company's financial statements, system of internal controls, and policies for risk assessment and risk management. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to regulatory, compliance, related-party transactions, and public policy issues that affect the Company, and works closely with the Company's legal and policy services groups. The Compliance Committee assists the Board of Directors in fulfilling its responsibility to oversee the Company's Compliance Management Program, which is designed to ensure compliance with consumer protection laws, regulations, and corporate policies. Finally, in setting compensation philosophy and strategy, the People Development and Compensation Committee strives to create incentives that encourage an appropriate level of risk-taking behavior consistent with the Company's business strategy.
Board Leadership Structure
Michael Dunlap serves as Executive Chairman of the Board and Jeffrey R. Noordhoek serves as Chief Executive Officer ("CEO"). While the Board of Directors and management do not believe either a combined Chairman and CEO or separate roles necessarily guarantee better governance or the absence of risk, they believe the Company's current leadership structure is appropriate for our business at this time. The Board believes that its current leadership structure best serves the objectives of the Board's oversight of management, the ability of the Board to carry out its roles and responsibilities on behalf of the shareholders, and the Company's overall corporate governance. The Board also believes that the current separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing the Company, while leveraging the experience and perspectives of the Executive Chairman. It also allows the Executive Chairman to focus on leadership of the Board in addition to providing management direction on company-wide issues. The Board periodically reviews the leadership structure and may make changes in the future.
In addition, Mr. Henning is currently serving as the independent Lead Director of the Board. The Board believes having a lead independent director is an important governance practice, given that the Executive Chairman is not an independent director under our Corporate Governance Guidelines and applicable rules. Michael Dunlap, as Executive Chairman, provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. In conjunction with Mr. Henning as the independent Lead Director, Michael Dunlap sets the Board agendas with Board and management input, facilitates communication among directors, works with Mr. Henning to provide appropriate information flow to the Board, and presides at meetings of the Board of Directors and shareholders. Mr. Henning works with Michael Dunlap and other Board members to provide strong, independent oversight of the Company's management and affairs. Among other things, Mr. Henning is involved in the development of Board meeting agendas as well as the quality, quantity, and timeliness of information sent to the Board, serves as the principal liaison between Michael Dunlap and the independent directors, and chairs an executive session of the Non-Employee Directors at most regularly scheduled Board meetings. This structure allows the Company to optimize the roles of Chairman, CEO, and independent Lead Director and follow sound governance practices.
Board Committees
The Board uses committees to assist it in the performance of its duties. During 2023, the standing committees of the Board were the Audit Committee, People Development and Compensation Committee, Compliance Committee, Nominating and Corporate Governance Committee, Risk and Finance Committee, and Executive Committee. All Board committees, other than the Executive Committee, operates pursuant to a formal written charter, approved by the Board, which sets forth the committees' functions and responsibilities. Each committee charter is posted on the Company's investor relations website at www.nelnetinvestors.com under “Corporate Governance” - “Governance Documents” and is available in print to any shareholder who requests it. The purposes of each committee and their members are set forth below.

Audit Committee
During 2023, and as of the date of the mailing of this proxy statement, the composition of the Audit Committee was as follows:

	January 1, 2023 - May 17, 2023	May 18, 2023 - present
Preeta D. Bansal	x	x
David S. Graff	x	x
Thomas E. Henning	x	x
Adam K. Peterson		x
The Audit Committee held seven meetings in 2023. Each member of the Audit Committee during 2023 was (1) “independent” in accordance with NYSE and SEC rules and regulations and (2) sufficiently financially literate to enable them to discharge the responsibilities of an Audit Committee member. The Board has determined that all of the members of the Audit Committee during 2023 had accounting and related financial management expertise which qualified each of them as an “audit committee financial expert,” as defined in the applicable SEC rules and regulations.
The Audit Committee provides assistance to the Board of Directors in its oversight of the integrity of the Company's financial statements, the Company's system of internal controls, the Company's policy standards and guidelines for risk assessment and risk management, the qualifications and independence of the Company's independent auditor, the performance of the Company's internal and independent auditors, and the Company's compliance with other regulatory and legal requirements. The Audit Committee discusses with management and the independent auditor the Company's annual audited financial statements, including the Company's disclosures made under “Management's Discussion and Analysis of Financial Condition and Results of Operations” in its filings with the SEC, and recommends to the Board of Directors whether such audited financial statements should be included in the Company's annual report on Form 10-K. The Audit Committee also selects the independent auditors for the next year and presents such selection to the shareholders for ratification.
People Development and Compensation Committee
During 2023, and as of the date of the mailing of this proxy statement, the composition of the People Development and Compensation Committee was as follows:

	January 1, 2023 - May 17, 2023	May 18, 2023 - present
Preeta D. Bansal	x	x
Adam K. Peterson	x
Kimberly K. Rath	x	x
Jona M. Van Deun	x	x
The People Development and Compensation Committee held four meetings in 2023. Each member of the People Development and Compensation Committee during 2023 was “independent” in accordance with NYSE and SEC rules and regulations. The People Development and Compensation Committee oversees the Company's compensation and benefit policies, succession planning, and leadership and people development. The Company's compensation policies are designed with the goal of maximizing the success of our customers, associates, and shareholder value over the long term. The People Development and Compensation Committee believes this goal is best realized by utilizing a compensation program which serves to attract and retain superior executive talent by providing management with performance-based incentives and closely aligning the financial interests of management with those of the Company's shareholders. The level of compensation is based on numerous factors, including achievement of results and financial objectives established by this Committee and the Board of Directors. See “Executive Compensation.”
Compliance Committee
During 2023, and through the date of the mailing of this proxy statement, the Compliance Committee was composed of Mses. Bansal and Van Deun, and Messrs. Matthew Dunlap and Peterson.
The Compliance Committee held four meetings in 2023. The Compliance Committee has principal oversight responsibility with respect to the Company's Compliance Management Program, including approval of applicable corporate policies, ensuring adequate resources are available for training and communications, ensuring the Program is designed to adequately address consumer complaints and other compliance issues, and receiving periodic reporting from management regarding compliance activities. The members of the Compliance Committee, during 2023, other than Matthew Dunlap, were independent directors as defined by NYSE rules.

Nominating and Corporate Governance Committee
During 2023, and as of the date of the mailing of this proxy statement, the composition of the Nominating and Corporate Governance Committee was as follows:

	January 1, 2023 - May 17, 2023	May 18 2023 - present
Kathleen A. Farrell	x	x
Adam K. Peterson	x
Kimberly K. Rath	x	x
Jona M. Van Deun	x	x
The Nominating and Corporate Governance Committee held four meetings in 2023. Each member of the Nominating and Corporate Governance Committee during 2023 was “independent” as determined in accordance with NYSE and SEC rules and regulations. The Nominating and Corporate Governance Committee is responsible for identifying and recommending qualified nominees to serve on the Company's Board of Directors, identifying members of the Board to serve on each Board committee, overseeing the evaluation by the Board of itself and its committees, identifying individuals to serve as officers of the Company and recommending such individuals to the Board, as well as developing and overseeing the Company's internal corporate governance processes. The Nominating and Corporate Governance Committee reviews related party transactions in accordance with the written policies and procedures adopted by the Board of Directors for the Committee's review of related party transactions, and takes such actions as the Committee deems necessary and appropriate in relation to such transactions, including reporting to the Board of Directors with respect to such transactions as the Committee deems necessary and appropriate.
The Company's Corporate Governance Guidelines establish criteria for specific qualities and skills to be considered by the Nominating and Corporate Governance Committee as necessary for the Company's directors to possess. These criteria include, among other items, independence, diversity, integrity, understanding the Company's corporate philosophy, valid business or professional knowledge, proven record of accomplishment with excellent organizations, ability to challenge and stimulate management, and willingness to commit time and energy. The Nominating and Corporate Governance Committee has been given the responsibility to take all reasonable steps to identify and evaluate nominees for director and has adopted a policy requiring it to consider written proposals for director nominees received from shareholders of the Company. No such proposals were received during 2023 from a beneficial owner of more than 5% of Nelnet's stock (other than current management). There is no difference in the manner in which the Committee evaluates director nominees based on whether the nominee is recommended by a shareholder. All of the nominees identified in this proxy statement have been recommended by the Committee.
When seeking candidates for director, the Nominating and Corporate Governance Committee solicits suggestions from incumbent directors, management, shareholders, and others. The Committee has authority under its charter to retain a search firm for this purpose. If the Committee believes a candidate would be a valuable addition to the Board of Directors, it recommends his or her candidacy to the full Board of Directors.
The Company's Bylaws include provisions setting forth the specific conditions under which persons may be nominated by shareholders for election as directors at an annual meeting of shareholders. The provisions include the condition that nominee proposals from shareholders must be in writing and that shareholders comply with the time-frame requirements described under “Other Shareholder Matters - Shareholder Proposals for 2025 Annual Meeting” for shareholder proposals not included in the Company's Proxy Statement. A copy of such provisions is available upon written request to: Nelnet, Inc., 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508, Attention: Corporate Secretary. The Company's Bylaws are also posted on the Company's investor relations website at www.nelnetinvestors.com under “Corporate Governance” - “Governance Documents.”
Risk and Finance Committee
During 2023, and as of the date of the mailing of this proxy statement, the composition of the Risk and Finance Committee was as follows:

	January 1, 2023 - May 17, 2023	May 18 2023 - present
Matthew W. Dunlap	x	x
Kathleen A. Farrell	x	x
David S. Graff	x	x
Thomas E. Henning	x	x
Adam K. Peterson		x

The Risk and Finance Committee held four meetings in 2023. The Risk and Finance Committee has principal oversight responsibility with respect to the Company's enterprise-wide risk management framework, including the significant strategies, policies, procedures, and systems used to identify, assess, measure, and manage the major risks facing the Company and oversight of the Company's material financial matters, including capital management, funding strategy, investments, and acquisitions that are material to the Company's business. In addition, the Risk and Finance Committee oversees various aspects of the Company’s initiatives, procedures, controls, plans, and other measures related to cybersecurity risks, including measures designed to prevent, detect, and respond to cybersecurity threats. The members of the Risk and Finance Committee, during 2023, other than Matthew Dunlap, were independent directors as defined by NYSE rules.
Executive Committee
During 2023, and through the date of the mailing of this proxy statement, the Executive Committee was composed of Ms. Farrell and Messrs. Michael Dunlap and Henning. The Executive Committee held no formal meetings in 2023. The Executive Committee exercises all of the powers of the full Board in the management of the business and affairs of the Company during the intervals between meetings of the full Board, subject only to limitations as the Board may impose from time to time, or as limited by applicable law.
Meetings of the Board
The full Board of Directors held five meetings in 2023. All directors attended at least 75% of the meetings of the Board and committees on which they serve.
Attendance at Annual Meetings of Shareholders
The Company does not have a policy regarding director attendance at the annual meetings of shareholders. All directors attended the prior year's annual meeting of shareholders.
Director Compensation Overview
The Company’s compensation program for directors (except for Michael Dunlap, who does not receive any compensation for Board or committee service) is designed to reasonably compensate directors for their service on the Board of Directors and its committees, in amounts commensurate with their roles and involvement, and taking into consideration the significant amount of time they devote in fulfilling their duties in view of the Company’s size, complexity, and risks, as well as the experience and skill levels required of members of the Board. The Company intends to compensate its directors in a manner that attracts and retains high quality Board members, and ensures that their interests are aligned with the shareholders. The People Development and Compensation Committee reviews the compensation program for directors on an annual basis and makes recommendations regarding the program to the Board.
In addition to the various components of the Company’s compensation program for directors discussed under the "Director Compensation Elements," “Director Compensation Table for Fiscal Year 2023,” and “Share Ownership Guidelines for Board Members” captions below, the Company has a policy prohibiting members of the Board of Directors from short sales of the Company’s stock, buying or selling call or put options or other derivatives related to the Company’s stock, or engaging in hedging or monetization transactions with respect to any of their direct or indirect interest in the Company’s stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. The Company's policy also requires members of the Board who wish to buy or sell the Company’s stock to do so only through Rule 10b5-1 stock trading plans, and limits the use of margin accounts or other pledge arrangements by Board members with respect to the Company's stock. See "Executive Compensation" - "Compensation Discussion and Analysis" - "Prohibition on Hedging and Short Sales, and Limits on Share Pledging."
Director Compensation Elements
Directors are primarily compensated through an annual retainer in the base amount of $150,000 for each director. An additional annual retainer of $10,000 is paid to directors who serve as members on each of the Audit Committee, People Development and Compensation Committee, Compliance Committee, Nominating and Corporate Governance Committee, Risk and Finance Committee, or Executive Committee, as applicable. The Chair of the Audit Committee is also paid an additional $12,500 annual retainer fee. Directors are also compensated for Board meeting and committee meeting attendance, earning $1,000 for each Board and committee meeting attended. As indicated above, Michael Dunlap does not receive any consideration for participation in Board or committee meetings.
Prior to 2023, the Company had a Directors Stock Compensation Plan for Non-Employee Directors that was approved by the Board of Directors and shareholders, pursuant to which Non-Employee Directors could elect to receive their annual retainer fees in the form of cash or in shares of the Company's Class A common stock. On March 16, 2023 and May 18, 2023, the Board of Directors and shareholders, respectively, approved an amended and restated Directors Stock Compensation Plan to, among other things, allow for Board members who are also employees of the Company to be eligible to participate in the plan and elect to receive their annual retainer fees in shares of stock instead of cash. Under the plan, if a Director elects to receive Class A common stock, the number of shares that will be granted will be equal to the amount of the annual retainer fee otherwise payable in cash divided by 85% of the fair market value of a share of Class A common stock on the date the fee is payable. Directors who choose to receive Class A common stock may also elect to defer receipt of the Class A common stock until termination of their service on the Board of Directors. Any dividends paid in respect of deferred shares during the deferral period will also be deferred in the form of additional shares and paid out at termination of service on the Board of Directors. Based on the amended and restated plan, Matthew Dunlap, an employee of the Company, will be eligible to make share elections and effectively participate in the plan with respect to annual retainers for Board and Board committee service for years ending on and after December 31, 2024. This plan may be amended or terminated by the Board of Directors at any time, but no amendment or termination will adversely affect a Director's rights with respect to previously deferred shares without the consent of the Director.
Other Compensation
The Company offers health, dental, and vision insurance coverage benefits under the Company’s insurance plans to Non-Employee Directors who do not currently participate in another similar group insurance plan. Such insurance coverage is provided on generally the same terms and conditions that apply to employees of the Company. If a Non-Employee Director elects to participate in such plans, the Non-Employee Director pays the full cost of the insurance coverage (which for an employee is shared by the Company and the employee).
The Company offers a matching gift program in which all employees with at least six months of service and all members of the Board of Directors are eligible to participate. Under this program, for every dollar ($100 minimum) that an employee or Board member contributes in cash and securities to an eligible charitable organization or educational institution, the Company will make matching donations of additional funds, subject to terms and conditions applicable in an equal manner to all employees and Board members. The total maximum dollar amount payable under the program is $25,000 per director or employee per calendar year.
Director Compensation Table for Fiscal Year 2023
The following table sets forth summary information regarding compensation of Directors for the fiscal year ended December 31, 2023. The table excludes Matthew Dunlap, Chief Business Development Officer and President of Nelnet Financial Services, whose compensation, including director compensation, is presented under "Executive Compensation - Summary Compensation Table for Fiscal Years 2023, 2022, and 2021."

	2023 Compensation
Director name	Fees paid in cash ($) (a)	Stock awards ($) (b)	Matching gift programs ($) (c)	Total ($)
Preeta D. Bansal	21,000	211,769	25,000	257,769
Michael S. Dunlap (d)	—	—	—	—
Kathleen A. Farrell	14,000	211,769	—	225,769
David S. Graff	17,000	199,999	—	216,999
Thomas E. Henning	17,000	226,532	—	243,532
Adam K. Peterson	20,000	211,769	24,999	256,768
Kimberly K. Rath	14,000	199,999	—	213,999
Jona M. Van Deun	18,000	211,769	15,000	244,769
(a)Amounts represent cash paid to Board members for attendance at Board and committee meetings.
(b)Each of the Non-Employee Directors elected to receive their annual retainer fees for 2023 in the form of awards of the Company's Class A common stock or deferred shares under the Directors Stock Compensation Plan, which awards are within the scope of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). As such, the amounts under “stock awards” in the table above represent the grant date fair value of the stock or deferred shares computed in accordance with FASB ASC Topic 718 based on the closing market price of the Class A common stock of $99.75 per share on June 16, 2023, the trading day immediately preceding the date of issuance. Under this plan, the Company uses 85% of such closing market price of the Class A common stock on the date immediately preceding the date the annual retainer fees are payable to calculate the number of shares to be issued under this plan. Additional information about the Company’s accounting for stock-based compensation under FASB ASC Topic 718 can be found in Note 2 - “Summary of Significant Accounting Policies and Practices - Compensation Expense for Stock Based Awards” and Note 21 -

“Stock Based Compensation Plans - Directors Compensation Plan” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(c)Amounts represent matching contributions by the Company to charitable organizations during 2023 under the Company's matching gift program.
(d)Michael Dunlap, who is an employee and Executive Chairman of the Company, does not receive any compensation for Board or committee service. Mr. Dunlap's total compensation as an employee of the Company for the year ended December 31, 2023 was approximately $655,000, which includes a salary of approximately $633,000, and other compensation totaling approximately $22,000.
Share Ownership Guidelines for Board Members
The People Development and Compensation Committee of the Board of Directors believes that Board members should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of Board members with the Company's shareholders, the Committee has recommended and the Board has adopted Share Ownership Guidelines for Board members. Under these guidelines, each Director is encouraged to own shares of the Company's Class A common stock with a value of 50% of the amount obtained by multiplying the base annual retainer fee ($150,000) by the number of years the Director has served on the Board. As of February 29, 2024, all Directors owned an amount of shares in excess of that suggested by the guidelines.
EXECUTIVE OFFICERS
Under the Company's Bylaws, each executive officer holds office for a term of one year or until his or her successor is elected and qualified. The executive officers of the Company are elected by the Board of Directors at its annual meeting immediately following the annual meeting of shareholders.
The following sets forth the executive officers of the Company, including their names, their ages, their positions with the Company, and if different, their business experience during the last five years.
See "Proposal 1 - Election of Directors" for biographical information regarding Michael Dunlap and Matthew Dunlap.
Name and Age Position and Business Experience

Terry J. Heimes, 59	Chief Operating Officer, Nelnet, Inc., January 2014 - present
Chief Financial Officer, Nelnet, Inc., October 1998 - December 2013

James D. Kruger, 61	Chief Financial Officer, Nelnet, Inc., January 2014 - present
Controller, Nelnet, Inc., October 1998 - December 2013

William J. Munn, 56	Corporate Secretary, Chief Governance Officer, and General Counsel, Nelnet, Inc., September 2006 - present

Jeffrey R. Noordhoek, 58	Chief Executive Officer, Nelnet, Inc., January 2014 - present
President, Nelnet, Inc., January 2006 - December 2013

Timothy A. Tewes, 65	President, Nelnet, Inc., January 2014 - present
President and Chief Executive Officer, Nelnet Business Solutions, Inc., a subsidiary of Nelnet, Inc., May 2007 - December 2013
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this Compensation Discussion and Analysis (CD&A), we provide a detailed description of our executive compensation philosophy and program for our named executive officers (the “Named Executive Officers”) for fiscal 2023:

Name	Title
Jeffrey R. Noordhoek	Chief Executive Officer
Terry J. Heimes	Chief Operating Officer
James D. Kruger	Chief Financial Officer
Timothy A. Tewes	President
Matthew W. Dunlap	Chief Business Development Officer and President of Nelnet Financial Services

Executive Summary
This CD&A describes the key principles and measures that underlie the Company's executive compensation policies for the Named Executive Officers. The Company's stated compensation philosophy is clear and consistent, that it pays for performance. Its Named Executive Officers are accountable for the performance of the Company and the business segment or segments they manage, and are compensated based on that performance.
For 2023, the Company had net income, excluding derivative market value adjustments, of $123.3 million, or $3.29 per share. Net income, excluding derivative market value adjustments, and the corresponding per share measure are non-GAAP financial measures, and there is no comprehensive, authoritative guidance for the presentation of these measures. For information on how these measures are calculated from the Company’s financial statements, reconciliations to the most directly comparable financial measures for 2023 under GAAP, and other information about these measures, please refer to Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Overview - GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments on page 40 of the Company’s 2023 Annual Report on Form 10-K filed with the SEC on February 27, 2024. While the Company’s financial results for 2023 were not as strong as recent years, the Company still executed on its key objectives of growing its core businesses, driving diversification both within and outside of its historical core education-related businesses, and improving customer experiences. The Company believes that its executive compensation program contributes to a high-performance culture where executives deliver results that drive sustained growth and total compensation is meaningfully impacted by the Company’s performance.
The following discussion summarizes the Company's executive compensation program, compensation philosophy, objectives, and process considered in determining compensation for its Named Executive Officers.
People Development and Compensation Committee Governance and Processes
The Company's Board of Directors has designated the People Development and Compensation Committee (referred to in this CD&A as the "Committee") to assist the Board in discharging its responsibilities relating to:
•determining and administering the compensation of the Named Executive Officers and other executive officers of the Company
•administering certain compensation plans, including stock, incentive, and commission compensation plans
•assessing the effectiveness of succession planning relative to key executive officers of the Company
•reviewing, approving, and overseeing certain other benefit plans
The Committee consists solely of independent members (as defined by NYSE rules) of the Board of Directors, and operates under a written charter adopted by the Board. It is the Committee's policy that all of the Company's compensation plans and practices shall comply with applicable laws, rules, and regulations.
As discussed below, the Committee works with members of management to ensure a strong company culture and robust practices for people development and executive compensation exist, in order to deliver quality products and services and serve the Company's multiple stakeholders - customers, employees, shareholders, and the communities in which it operates. The Committee or a subcommittee reviews and approves the Company's compensation framework and specific executive compensation determinations. The Committee also coordinates with the Board of Directors to monitor the performance of the Named Executive Officers throughout the year to ensure that the compensation being provided meets the performance incentive objectives of the Company's compensation framework.
Role of Management in Recommending Executive Compensation
The executive officers of the Company are directed by the Committee to develop, recommend, and administer in a consistent manner, compensation objectives and programs for the Committee and the Board of Directors to consider and approve. As part of this process, each year the executive officers review and propose updates as necessary to the Company's compensation philosophy and strategy statement, and develop a proposed compensation framework. The executive officers are also tasked with ensuring that the objectives of the programs are aligned with the Company's long-term strategy. The Executive Chairman makes compensation recommendations for himself and the Named Executive Officers for the Committee's review and approval.
Objectives of Executive Compensation
The general compensation philosophy of the Company, as an organization that values the long-term success of its shareholders, customers, and employees (referred to by the Company as associates), is that the Company will pay fair, competitive, and equitable compensation that is designed to encourage focus on the long-term performance objectives of the Company and is differentiated based on both the individual’s performance and the performance of their respective business segment. In carrying out this philosophy, the Company structures its overall compensation framework with the general objectives of encouraging ownership, savings, wellness, productivity, and innovation. In addition, total compensation is intended to be market competitive compared to select industry surveys, internally consistent, and aligned with the philosophy of a performance-based organization. The Company believes this approach will enable it to attract, retain, develop, and motivate the talent required for the Company's long-term success, encourage the creation of shareholder value, and recognize high levels of associate performance.
To build a strong work environment and culture that encourages innovation, development, and high performance, the Company structures its total compensation to be comprised of:

Element	Purpose	Characteristics
Base salary	Competitive cash compensation to retain and attract executive talent.	Fixed cash compensation based upon the scope and complexity of the role, individual experience, performance, and market competitiveness. Reviewed annually and adjusted as warranted.
Annual performance-based incentive bonuses	Drive the achievement of key short-term business results and recognize individual contributions to these results.	Primary mode to differentiate compensation based on performance. Annual incentives based on a combination of financial metrics and individual goals. Potential cash-equity mix through performance-based incentive program stock election framework.
Restricted stock awards	Promote long-term focus on shareholder value, serve as an important retention tool, and encourage equity stake in the Company.	Equity-based compensation subject to vesting periods, or other restrictions on sale, generally for three to ten years.
Health, retirement, and other benefits	Designed to provide competitive health insurance options and income replacement upon retirement, death, or disability.	Benefits for Named Executive Officers are the same as those available to all associates.
Intrinsic rewards	Non-cash rewards to increase engagement, provide opportunities for individual growth, and subsidize learning initiatives.	Professional training and development, coaching, mentoring, tuition reimbursement, and community activity support.
The annual and long-term performance measures used by the Compensation Committee in reviewing and determining executive compensation are reflected in the Executive Officers Incentive Compensation Plan described below.
Summary of Executive Compensation Policies and Practices

What we do	What we don't do
Pay for performance	No employment contracts
Periodically utilize external, independent compensation consulting firm(s)	No significant additional perks to executive officers
Mitigate undue risk in compensation programs	No individual change in control/severance compensation arrangements
Maintain minimum vesting periods for stock awards	No stock options
Consider market data across industries to obtain a general sense of current compensation practices and decisions
Prohibit hedging and short sales of stock
Provide for clawback of incentive-based compensation
Compensation Policies and Practices - Risk Management
The Committee and executive officers review incentive compensation arrangements to ensure that the arrangements do not encourage associates to take unnecessary and excessive risks. This risk assessment process includes a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to the Company's strategy. A balance between Company and business segment performance is required to protect against unnecessary risks being taken. Based on their review and evaluation of the Company's compensation policies and practices for its associates, the Committee, the executive officers, and the Company’s Enterprise Risk Management team believe that the Company’s policies and practices do not create inappropriate or unintended significant risks that are reasonably likely to have a material adverse effect on the Company.
Prohibition on Hedging and Short Sales, and Limits on Share Pledging
The Company has a policy prohibiting members of the Board of Directors and all associates and officers, including senior management, from engaging in short sales of the Company’s stock or buying or selling call or put options or other derivatives related to the Company’s stock. The policy also prohibits these persons from engaging in hedging or monetization transactions with respect to any of their direct or indirect interest in the Company’s stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. The policy discourages Board members, officers, and associates from holding the Company’s stock in a margin account or otherwise pledging the Company’s stock as collateral for a loan, unless such activity receives the prior approval of the Company, which may be granted in the Company’s discretion if the individual can clearly demonstrate the financial capacity and the ability to promptly meet a margin call or repay the loan without resorting to the pledged stock. In addition, such margin account or other pledge arrangements by a Board member or an officer are limited by the policy to no more than 25% of such individual’s total shares of the Company’s stock held.
Clawback Policy
The Company has an Incentive Compensation Clawback Policy (the “Clawback Policy”), which covers the Company’s current and former officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, and any other senior executive otherwise designated by the People Development and Compensation Committee or the Board, including all of the Named Executive Officers (each a “Covered Executive”). Under the Clawback Policy, if there is a restatement of the Company’s financial results, certain incentive-based compensation paid or awarded to Covered Executives will be subject to repayment or return if the amount of such compensation was calculated based upon the achievement of financial results that were the subject of the restatement and the amount of such compensation that would have been received by the Covered Executives had the financial results been properly reported would have been lower than the amount actually awarded.
Additionally, the Clawback Policy permits the Board to seek recovery of equity compensation, severance compensation, and cash incentive-based compensation previously paid to a Covered Executive if the Board determines that (i) the Company is required to undertake an accounting restatement due to the Company’s material noncompliance, as a result of misconduct by a the Covered Executive, with any financial reporting requirement under the U.S. federal securities laws, (ii) a Covered Executive engages in misconduct, or (iii) a Covered Executive breaches in any material respect a restrictive covenant set forth in any agreement between the Covered Executive and the Company, including but not limited to, a breach in any material respect of a confidentiality provision.
Say on Pay
The Company has determined, consistent with the preference expressed by the Company’s shareholders at the 2023 annual meeting of shareholders and the related prior recommendation by the Board of Directors, that it is important for the shareholders to have an opportunity to cast an advisory vote on executive compensation on an annual basis as a means to express their views regarding the Company's executive compensation philosophy, plans, programs, policies, and decisions, all as disclosed in the Company's proxy statement. Accordingly, shareholders will have the opportunity to cast an advisory vote on executive compensation at this year's annual meeting. See Proposal 3 in this proxy statement with respect to a shareholder advisory vote on the compensation of the Company's Named Executive Officers as disclosed in this proxy statement. Although the shareholder vote on this proposal is non-binding, the Committee will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.
Consideration of Prior Say on Pay Votes
In making executive compensation determinations, the Committee has also considered the results of last year's advisory shareholder vote approving the compensation of the Company's Named Executive Officers as disclosed in the proxy statement for the 2023 annual meeting of shareholders. At the 2023 annual meeting, the Company's shareholders overwhelmingly approved such executive compensation by 99.9% of the votes cast. These voting results, and similar previous say on pay voting results, have strongly communicated the shareholders' endorsement of the Committee's decisions and policies to date. The Board of Directors and the Committee reviewed these final vote results and determined that, given the significant level of support from the shareholders, no significant changes to the Company's executive compensation plans, practices, and policies were necessary at this time based on the say on pay vote results. The Committee will continue to consider the results from this year's and future advisory shareholder votes regarding the Company's executive compensation programs.
Use of Compensation Consultant
To assist in establishing and maintaining a competitive overall compensation program, the Committee periodically engages a nationally recognized compensation consulting firm to review the compensation levels and practices for the most highly compensated executive officers of the Company, and compare those to the compensation levels and practices for executives holding comparable positions within select industries and companies. Through comparisons of the base salaries, the annual performance-based incentives, other benefit programs, and total compensation for the Company's executive officers (including the Named Executive Officers), the consultant's analysis is used to develop a complete executive compensation package that is designed to be competitive in the marketplace. The study is also used by the Committee to identify potential gaps or inconsistencies in total compensation and to identify appropriate compensation levels and compensation design features and trends. The study is conducted as part of the Committee's oversight of the Company's continuing efforts to attract, retain, and motivate top executive talent that will drive the Company's performance results.
In 2022, the Committee engaged Towers Watson as its independent compensation consultant to review executive compensation at the Company. Towers Watson compared the Company's executive compensation to three market perspectives, including the general industry, financial services, and the high-tech industry. The result of this review showed that executive compensation at the Company is conservative in relation to each market perspective examined. In connection with the 2022 engagement of Towers Watson, the Committee determined that Towers Watson does not perform any other services for the Company or have any relationship that would raise a conflict of interest or impair the independence of Towers Watson with respect to its 2022 services or its expected future services for the Committee. In making this determination, the Committee discussed and considered the following factors: (i) the fact that Towers Watson does not perform any other services for the Company; (ii) the amount of fees received by Towers Watson from the Company as a percentage of the total revenue of Towers Watson; (iii) the policies and procedures of Towers Watson that are designed to prevent conflicts of interest; (iv) any business or personal relationship between any individual Towers Watson consultant involved in the engagement by the Committee and a member of the Committee; (v) any stock of the Company owned by an individual Towers Watson consultant involved in the engagement; and (vi) any business or personal relationship between Towers Watson or any individual Towers Watson consultant involved in the engagement and any executive officer of the Company.
When developing the proposed compensation framework for the Committee to consider each year, the executive officers also review broad-based third party surveys of executive compensation to obtain a general sense of current compensation levels and practices in the marketplace. These reviews are based on information from various publicly available databases and publications. The purpose of these reviews is to ensure compensation is aligned with the market for comparable jobs so the Company can continue to attract, retain, motivate, and reward qualified executives. In addition, the internal committee considers the average salary adjustments anticipated in the marketplace each year, and develops proposed target increases for the Company's Named Executive Officers accordingly. In this way, the Company seeks to ensure that any changes to compensation are appropriate and reflect material changes in the market.
Elements of Executive Compensation
The Company's Named Executive Officers are compensated with a combination of annual base salary, annual performance-based incentive bonus payments, and the issuance of shares of the Company's Class A common stock, which are typically restricted from sale for some period of time. In determining levels of compensation, the Committee and the Executive Chairman work together to establish targeted total compensation for each executive and then allocate that compensation among base salary, performance-based incentive compensation, and restricted stock awards.
Each element of compensation is designed to be competitive with comparable companies and to align management's incentives with the long-term interests of the Company's shareholders. The Committee considers the Executive Chairman's recommendations and determines the amount of each element of compensation by reviewing the current compensation mix for each of the Named Executive Officers in view of the Company's performance, the Company's long-term objectives, and the scope of that executive's responsibilities. The Committee seeks to achieve an appropriate balance between base salaries, annual performance-based bonus incentives, and longer-term equity incentives for all of the Company's Named Executive Officers. See "Objectives of Executive Compensation" above for a summary of the various elements of executive compensation. Further details are provided below.
Base Salaries
Base salaries for the Company's Named Executive Officers are based on an evaluation of individual responsibilities of each person, market comparisons from publicly available compensation surveys to obtain a general sense of current compensation levels and practices in the marketplace, and an assessment of each individual's performance. Changes in base salaries of Named Executive Officers depend on projected changes in the external market as well as individual contributions to the Company's performance.
Base salaries for the Company's Named Executive Officers, with the exception of Matthew Dunlap, were increased by 5% for 2023, primarily as a result of strong individual performances and Company results in the prior year. Matthew Dunlap's base salary increased from $200,000 in 2022 to $300,000 in 2023, primarily as a result of Matthew's increased responsibilities as an executive officer, primarily focused on expanding the Company's private education, consumer, and other non-federally insured loan portfolios. The executives’ salary adjustments reflected the Committee’s determination of amounts appropriate to maintain the competitiveness of the base salary levels for the officer positions, taking into consideration average annual marketplace salary adjustments.

Executive Officers Incentive Compensation Plan
The Executive Officers Incentive Compensation Plan (the "Plan"), which was established by the Board of Directors in 2019, was amended and restated, upon approval from the Board of Directors and shareholders on March 16, 2023 and May 18, 2023, respectively, to extend the expiration date from January 1, 2024 to May 18, 2033, and to make certain other minor technical and administrative amendments to the Plan. The Plan provides the Company's executive officers with an opportunity to earn performance-based incentive compensation that aligns their interests with the interests of shareholders, including the achievement of long-term strategic business objectives.
The Plan, which is administered by the Committee or a subcommittee of the Committee, provides for performance-based awards of incentive compensation for a performance period of a calendar year or such other period established by the Committee in its sole discretion. The performance measures upon which incentive compensation under the Plan is based are generally described as follows:
•Levels of earnings per share; net income; income before income taxes; net interest income; earnings per share or net income excluding derivative market value and other adjustments as the Committee deems appropriate in the Committee’s sole discretion; revenues from fee-based businesses (including measures related to the diversification of revenues from fee-based businesses and increases in revenues through both organic growth and acquisitions); federally insured student loan assets; private education loan assets; consumer and other loan assets; and total assets;
•Return on equity (including return on tangible equity), return on assets or net assets, return on capital (including return on total capital or return on invested capital), return on investments, and ratio of equity to total assets;
•Student loan servicing and other education finance or service customer measures (including loan servicing volume and service rating levels under contracts with the Department);
•Success or progress made in efforts to obtain new contracts with the Department, as well as other loan servicing business;
•Cash flow measures (including cash flows from operating activities, cash flow return on investment, assets, equity, or capital, and generation of long-term cash flows (including net cash flows from the Company’s securitized loan portfolios));
•Market share;
•Customer satisfaction levels, and employee engagement, productivity, retention, and satisfaction measures;
•Operating performance and efficiency targets and ratios, as well as productivity targets and ratios;
•Levels of, or increases or decreases in, operating margins, operating expenses, and/or nonoperating expenses;
•Business segment, division, or unit profitability and other performance measures (including growth in customer base, revenues, earnings before interest, taxes, depreciation and amortization, and segment profitability, as well as management of operating expense levels);
•Acquisitions, dispositions, projects, or other specific events or transactions (including specific events or transactions intended to enhance the long-term strategic positioning of the Company);
•Performance of investments;
•Regulatory compliance measures; or
•Any other criteria as determined by the Committee in its sole discretion.
The Plan provides that in no event shall the amount paid under the Plan to a participant with respect to any calendar year exceed 150% of that participant’s base salary for that year.
While the Company strives for overall consistency in executive compensation, the Named Executive Officers' potential incentive bonus amounts can vary by business segment due to differences in roles, business models, and business performance. Incentives are generally positioned to be within a median range of the marketplace based on available broad based data.
The Company's 2023 annual performance-based incentive bonuses were paid, at the Named Executive Officers' option, as either 100% cash, 100% stock, or 25%, 50%, or 75% stock with the remaining percentage paid in cash. All shares issued as part of the incentive bonus awards were issued pursuant to the Company's Restricted Stock Plan discussed below, and were fully vested.

Performance of Named Executive Officers for 2023
In 2023, the Chief Executive Officer (Mr. Noordhoek), Chief Operating Officer (Mr. Heimes), Chief Financial Officer (Mr. Kruger), President (Mr. Tewes), and Chief Business Development Officer and President of Nelnet Financial Services (Matthew Dunlap) were selected by the Committee to participate in and be eligible for incentive compensation awards under the Plan for the year ended December 31, 2023. The Committee established performance goals for these individuals in early 2023 utilizing certain of the performance measures under the Plan referred to above and described in more detail below, and in early 2024 the Committee reviewed performance for these individuals for 2023 under the terms of the Plan in establishing incentive awards for each. No specific quantitative/objective performance targets or formulas were set or used in establishing the performance goals. For 2023, the Committee considered the Named Executive Officers’ performance in respect of the Plan measures described above, including, but not necessarily limited to:
•strong earning results for 2023 in the Company's fee-based businesses (the Loan Servicing and Systems and Education Technology Services and Payments operating segments);
•the award of a new multi-year servicing contract with the Department of Education;
•sustaining substantial estimated future cash flow from the Company's existing loan portfolio;
•asset diversification and growth, including non-FFELP loans and securitized loan residual interests, through strategic partners and originations through Nelnet Bank;
•Nelnet Bank's successful completion and exit of its de novo period in November 2023;
•the formation of the Nelnet Financial Services division;
•customer satisfaction levels;
•employee engagement; and
•individual achievement.
Other factors considered by the Committee included:
•the negative impact to earnings from the Company's 2022 acquisition of GRNE Solar, the Company's solar construction business;
•overall earning results being less than expected due to the impact of unwinding derivatives and selling certain investments in March 2023 to manage liquidity; and
•growth in the Company's per share book value in 2023 (with dividends included) of only 3.4%.
Based on the Named Executive Officers’ performance in 2023 and the level of attainment of the 2023 performance goals for the Named Executive Officers, the Committee awarded each of the Named Executive Officers a 2023 annual incentive under the Plan of $450,000, as reflected in the Summary Compensation Table below.
Restricted Stock Plan
The Company maintains a Restricted Stock Plan to reward performance by associates, including the Named Executive Officers. This plan permits the Committee to reward a recipient with an award of shares of the Company's Class A common stock, which, in the Committee's sole discretion, may have vesting requirements or other restrictions. These awards are designed to recognize and reward associates, and to connect the associates' financial interests directly to the Company's performance, thereby encouraging associates to focus their efforts as owners of the Company. As discussed above, shares issued in payment of annual performance-based incentive bonuses and other equity compensation awards are issued under the Restricted Stock Plan. The Company does not grant stock options, since management and the Committee believe that awards of shares of restricted stock are a better method of encouraging associates, including the Named Executive Officers, to focus on the long-term value of the Company.
Employee Share Purchase Plan
The Company also has an Employee Share Purchase Plan (ESPP) that assists all associates, including the Named Executive Officers, in becoming owners and increasing their ownership of the Company. Under the ESPP, associates may purchase up to $25,000 (per year) of shares of the Company's Class A common stock through payroll deductions, at a discount of 15% to the lower of the average market price of the Company's stock on the first and last trading days of each calendar quarter.

Termination or Change-in-Control Compensation
Other than with respect to provisions in restricted stock award agreements for grants of restricted stock whereby any unvested shares of restricted stock will become fully vested upon a termination of employment as a result of death, disability, or retirement after reaching the age of 65, which provisions are generally included in all agreements for restricted stock awards granted to associates, the Company does not have any contracts, agreements, plans, or arrangements with the Named Executive Officers that provide for payment in connection with any termination of employment or change-in-control of the Company.
Stock Trading Requirements
The Company has adopted a policy requiring officers who wish to buy or sell the Company's stock to do so only through Rule 10b5-1 stock trading plans. This requirement is designed to enable officers to diversify a portion of their holdings in an orderly manner as part of their retirement and tax planning or other financial planning activities. The use of Rule 10b5-1 stock trading plans serves to reduce the risk that investors will view routine portfolio diversification stock sales by executive officers as a signal of negative expectations with respect to the future value of the Company's stock. In addition, the use of Rule 10b5-1 stock trading plans reduces the potential for concerns about trading on the basis of material non-public information that could damage the reputation of the Company.
Other Compensation
In addition to base salaries and annual performance-based incentive compensation, the Company provides the Named Executive Officers with certain other customary benefits, including health, dental, and vision coverage to assist the Company in remaining competitive for superior talent and to encourage executive retention. A critical aspect of the Company's health benefits program is its focus on associate health and wellness. The Company encourages all associates, including the Named Executive Officers, to take a proactive approach to their personal health and well-being. The Company has implemented wellness programs which encourage and reward associates for healthy habits by offering the opportunity to lower their insurance premiums.
The Company owns a controlling interest in an aircraft due to the frequent business travel needs of the Named Executive Officers and the limited availability of commercial flights in Lincoln, Nebraska, where the Company's headquarters are located. An entity owned by Michael Dunlap owns the remaining interest in the aircraft. Consistent with guidance issued from the Federal Aviation Administration, the Company can be reimbursed for the pro rata cost of owning, operating, and maintaining the aircraft when used for routine personal travel by certain individuals whose positions with the Company require them to routinely change travel plans within a short time period. Accordingly, the Company allows certain members of executive management to utilize its interest in the aircraft for personal travel when it is not required for business travel. The value of the personal use of the aircraft is computed based on the Company's aggregate incremental costs, which include variable operating costs such as fuel costs, mileage costs, trip-related maintenance and hangar costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs. Any amounts regarding the value of any personal use of the aircraft by a Named Executive Officer are included in the separate table for all other compensation under the Summary Compensation Table below.
The Company also offers the Named Executive Officers other perquisites, including indoor parking and use of Company-sponsored suites at local venues for personal use when not occupied for business purposes.
Tax Treatment of Compensation
The Committee considers and evaluates the impact of applicable tax laws with respect to the Company’s executive compensation policies, plans, and arrangements. For example, Section 162(m) of the Internal Revenue Code generally imposes a $1,000,000 limitation on a public company's income tax deductibility in any tax year with respect to compensation paid to any individual who served as the chief executive officer or the chief financial officer at any time during the taxable year and the three other most highly compensated executive officers of the company (other than the chief executive officer or the chief financial officer) for the taxable year, and once an executive becomes covered by Section 162(m), any compensation paid to him or her in future years (including post-employment) becomes subject to the Section 162(m) limitation on tax deductibility. While the Committee considers tax consequences to the Company as a factor when it makes compensation determinations, the Committee reserves discretion to award compensation to the Named Executive Officers that is not deductible under Section 162(m) as the Committee deems appropriate.
Matching Gift Programs
The Company offers a matching gift program in which all associates with at least six months of service and all members of the Board of Directors are eligible to participate. Under this program, for every dollar ($100 minimum) that an associate or Board member contributes in cash or securities to an eligible charitable organization or educational institution, the Company will make matching donations of additional funds, subject to terms and conditions applicable in an equal manner to all associates and Board members. The total maximum dollar amount payable under the program is $25,000 per associate or Board member per calendar year. In addition, the Company makes matching donations for contributions by associates to a centralized charitable giving and financial resources program for the local community in which the associate resides. Amounts matched by the Company for the Named Executive Officers and Board members per the provisions of these programs are reflected and discussed in the Named Executive Officer summary compensation table below and the director compensation table under "Director Compensation Table for Fiscal Year 2023" above, respectively.
Conclusion
By ensuring market competitive compensation that is aligned with a performance-based organization philosophy, the Company expects to attract, motivate, and retain the executive talent required to achieve the Company's long-term goals. This is critical, as management and the Committee know that the Company's success hinges on having engaged executives who are committed to the Company.
People Development and Compensation Committee Report
The People Development and Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on this review and discussion, and such other matters deemed relevant and appropriate by the People Development and Compensation Committee, the People Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2023.
Respectfully submitted,
Kimberly K. Rath, Chair
Preeta D. Bansal
Jona M. Van Deun
Summary Compensation Table for Fiscal Years 2023, 2022, and 2021
The following table sets forth summary information with respect to the compensation paid and bonuses granted for services rendered by the Company's Chief Executive Officer and Chief Financial Officer, as well as each of the Company's other three most highly compensated executive officers during the year ended December 31, 2023 (collectively, the “Named Executive Officers”). The information presented in the table relates to the fiscal years ended December 31, 2023, 2022, and 2021, except that in accordance with SEC guidance only information relating to the fiscal year ended December 31, 2023 is presented for Matthew Dunlap, who first became a Named Executive Officer in 2023. Salaries and bonuses are paid at the discretion of the Board of Directors.

		Annual compensation
Name and principal position	Year	Salary ($)	Bonus ($) (a)	Stock awards ($) (b)	All other compensation ($) (c)	Total ($)
Jeffrey R. Noordhoek	2023	854,501	450,000	500,013	37,642	1,842,156
Chief Executive Officer	2022	813,810	874,851	500,016	36,205	2,224,882
	2021	782,509	899,897	1,000,059	49,850	2,732,315

Terry J. Heimes	2023	854,501	450,000	500,013	74,873	1,879,387
Chief Operating Officer	2022	813,810	874,851	500,016	55,885	2,244,562
	2021	782,509	841,203	1,000,059	57,412	2,681,183

James D. Kruger	2023	854,501	450,000	500,013	41,962	1,846,476
Chief Financial Officer	2022	813,810	905,371	500,016	36,885	2,256,082
	2021	782,509	899,897	1,000,059	31,210	2,713,675

Timothy A. Tewes	2023	854,501	450,000	500,013	64,712	1,869,226
President	2022	813,810	813,810	500,016	64,155	2,191,791
	2021	782,509	782,509	1,000,059	71,964	2,637,041

Matthew W. Dunlap	2023	300,000	450,042	—	200,646	950,688
Chief Business Development Officer and President of Nelnet Financial Services

(a)Amounts represent bonuses paid in 2024, 2023, and 2022 for services rendered during the 2023, 2022, and 2021 calendar years, respectively. The Company's annual performance-based incentive bonuses were paid, at the executives' option, as either 100% cash, 100% stock, or 25%, 50%, or 75% stock with the remaining percentage paid in cash. Those electing stock for services rendered in 2022 and 2021 also received an additional number of shares representing 15% of the amount of their bonus they elected to receive in stock, to promote increased and continued share ownership. Stock issued for incentive bonus awards were fully vested, however, stock issued for both 2022 and 2021 may not be transferred for three years from the date of issuance. All shares issued as part of the incentive bonus award were issued pursuant to the Company's Restricted Stock Plan. The stock issuances for annual performance bonuses were not made as equity incentive plan awards contemplating future service or performance.
(b)In addition to receiving annual performance-based incentive bonuses as described above, on March 10, 2023, 2022, and 2021, each of Messrs. Noordhoek, Heimes, Kruger, and Tewes were awarded five-year restricted stock grants (subject to vesting conditions) of 5,473 shares, 6,052 shares, and 13,467 shares, respectively, of Class A common stock under the Restricted Stock Plan, with the number of restricted shares granted to each of these Named Executive Officers computed as $0.5 million, $0.5 million, and $1.0 million, respectively, divided by the average market closing price for Class A common stock over the five trading day period ended March 7, 2023, March 7, 2022, and March 4, 2021, respectively, which was $91.36, $82.62, and $74.26, respectively.
Amounts represent the grant date fair values of the various restricted stock awards (subject to vesting conditions) computed in accordance with FASB ASC Topic 718. Additional information about the Company's accounting for stock-based compensation under FASB ASC Topic 718 can be found in Note 2 - "Summary of Significant Accounting Policies and Practices - Compensation Expense for Stock Based Awards" and Note 21 - "Stock Based Compensation Plans - Restricted Stock Plan" of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023.
(c)“All other compensation” for the fiscal year ended December 31, 2023 includes the following:

	All other compensation
	Employer matching contributions under 401(k) Plan ($)	Premiums on life insurance ($)	Matching gift programs ($) (1)	Dividends on restricted stock ($) (2)	Personal use of company aircraft ($) (3)	Other ($) (4)	Total ($)
Jeffrey R. Noordhoek	13,200	352	5,000	19,090	—	—	37,642
Terry J. Heimes	13,200	352	38,000	19,090	3,431	800	74,873
James D. Kruger	13,200	352	6,700	19,090	—	2,620	41,962
Timothy A. Tewes	13,200	352	32,070	19,090	—	—	64,712
Matthew W. Dunlap	9,154	352	3,750	3,390	—	184,000	200,646

(1)See “Compensation Discussion and Analysis - Matching Gift Programs” above for a description of these programs.
(2)The Company's cash dividend payments on its Class A and Class B common stock include dividend payments on unvested shares of Class A common stock issued pursuant to the Company's Restricted Stock Plan. Dividends paid to the Named Executive Officers on unvested restricted stock are included in the table above.
(3)See "Compensation Discussion and Analysis - Other Compensation" above for a description of this arrangement.
(4)Executive officers may receive other perquisites and other personal benefits below the current SEC threshold of $10,000 for reporting. For Mr. Dunlap, the amount represents annual Board retainer fees and fees for attendance at Board and committee meetings during 2023. All fees received by Mr. Dunlap during 2023 were paid in cash.
There were no stock option awards, non-equity incentive plan compensation, or pension or nonqualified deferred compensation earnings for any of the Company's Named Executive Officers during 2023, 2022, or 2021.
Grants of Plan-Based Awards Table for Fiscal Year 2023
The following table sets forth summary information relating to each grant of an award made to the Company's Named Executive Officers in the fiscal year ended December 31, 2023 under the Company's Restricted Stock Plan.

Name	Grant date		Approval of grant by Compensation Committee	Number of shares of stock	Grant date fair value of stock awards ($) (c)
Jeffrey R. Noordhoek	March 10, 2023	(a) (b)	February 1, 2023	10,595	967,959
Terry J. Heimes	March 10, 2023	(a) (b)	February 1, 2023	10,595	967,959
James D. Kruger	March 10, 2023	(a) (b)	February 1, 2023	13,156	1,201,932
Timothy A. Tewes	March 10, 2023	(a)	February 1, 2023	5,473	500,013
Matthew W. Dunlap	March 10, 2023	(b)	February 1, 2023	1,574	143,801

(a)Included in these amounts are 5,473 shares of restricted Class A common stock issued on March 10, 2023 to each of Mr. Noordhoek, Mr. Heimes, Mr. Kruger, and Mr. Tewes pursuant to the Company's Restricted Stock Plan, of which 1,095 shares vested on March 10, 2024, 1,095 shares are scheduled to vest on March 10, 2025 and 2027, and 1,094 shares are scheduled to vest on March 10, 2026 and 2028.

(b)On March 10, 2023, the Company issued stock to pay fiscal year 2022 bonuses for those employees who elected to receive stock instead of cash for such bonuses, and Messrs. Noordhoek, Heimes, Kruger, and Dunlap were issued 5,122 shares, 5,122 shares, 7,683 shares, and 1,574 shares, respectively. The stock issuances were not made as equity incentive plan awards.
(c)The Company determined the value of these awards based on the average of the closing market prices for the Company's Class A common stock on March 1, 2023 through March 7, 2023, which was $91.36.
Outstanding Equity Awards at Fiscal Year-End Table (As of December 31, 2023)
The following table sets forth summary information relating to the outstanding unvested equity awards for the Company's Named Executive Officers as of December 31, 2023.

	Stock awards
Name	Number of shares of stock that have not vested		Market value of shares of stock that have not vested ($) (c)
Jeffrey R. Noordhoek	18,394	(a)	1,622,719
Terry J. Heimes	18,394	(a)	1,622,719
James D. Kruger	18,394	(a)	1,622,719
Timothy A. Tewes	18,394	(a)	1,622,719
Matthew W. Dunlap	3,052	(b)	269,247
(a)Amount represents (i) 5,473 shares of restricted Class A common stock issued to each of Mr. Noordhoek, Mr. Heimes, Mr. Kruger, and Mr. Tewes on March 10, 2023 pursuant to the Company's Restricted Stock Plan, of which 1,095 shares vested on March 10, 2024, 1,095 shares are scheduled to vest on March 10, 2025 and 2027, and 1,094 shares are scheduled to vest on March 10, 2026 and 2028, (ii) 4,841 shares of restricted Class A common stock issued to each of Mr. Noordhoek, Mr. Heimes, Mr. Kruger, and Mr. Tewes on March 10, 2022 pursuant to the Company's Restricted Stock Plan, of which 1,210 shares vested on March 10, 2024, 1,211 shares are scheduled to vest on March 10, 2025, and 1,210 shares are scheduled to vest on March 10, 2026 and 2027, and (iii) 8,080 shares of restricted Class A common stock issued to each of Mr. Noordhoek, Mr. Heimes, Mr. Kruger, and Mr. Tewes on March 10, 2021 pursuant to the Company's Restricted Stock Plan, of which 2,694 shares vested on March 10, 2024 and 2,693 shares are scheduled to vest on March 10, 2025 and 2026.
(b)Amount represents (i) 2,025 shares of restricted Class A common stock issued to Mr. Dunlap on March 10, 2022 pursuant to the Company's Restricted Stock Plan, of which 225 shares vested on March 10, 2024 and 225 shares are scheduled to vest annually on March 10, 2025 through 2032, (ii) 191 shares of restricted Class A common stock issued to Mr. Dunlap on March 10, 2020 pursuant to the Company's Restricted Stock Plan, of which 96 shares vested on March 10, 2024 and 95 shares are scheduled to vest on March 10, 2025, (iii) 636 shares of restricted Class A common stock issued to Mr. Dunlap on March 11, 2019 pursuant to the Company's Restricted Stock Plan, of which 136 shares vested on March 10, 2024 and 100 shares are scheduled to vest annually on March 10, 2025 through 2029, and (iv) 200 shares of restricted Class A common stock issued to Mr. Dunlap on June 12, 2017 pursuant to the Company's Restricted Stock Plan, of which 50 shares are scheduled to vest annually on June 10, 2024 through 2027.
(c)Based on the closing market price of the Company's Class A common stock on December 29, 2023, the last market trading day in the year ended December 31, 2023, of $88.22.
Stock Vested Table for Fiscal Year 2023
The following table sets forth summary information relating to the stock vested for the Company's Named Executive Officers during the fiscal year ended December 31, 2023.

	Stock awards
Name	Number of shares acquired on vesting		Value realized on vesting ($) (c)
Jeffrey R. Noordhoek	3,904	(a)	353,039
Terry J. Heimes	3,904	(a)	353,039
James D. Kruger	3,904	(a)	353,039
Timothy A. Tewes	3,904	(a)	353,039
Matthew W. Dunlap	544	(b)	49,608
(a)     Amount represents shares of restricted Class A common stock issued on March 10, 2021 and 2022 pursuant to the Company's Restricted Stock Plan.
(b)     Amount represents shares of restricted Class A common stock issued on June 12, 2017, March 12, 2018, March 11, 2019, March 10, 2020, and March 10, 2022 pursuant to the Company's Restricted Stock Plan.
(c)     The closing market price of the Company's Class A common stock as of March 10, 2023 (the vesting date for the 3,904 shares vested for Messrs. Noordhoek, Heimes, Kruger, and Tewes, and the 494 shares vested for Mr. Dunlap) was $90.43. The vesting price for the 50 shares of common stock that vested for Mr. Dunlap on June 10, 2023 was $98.71 per share, which was the closing price of the Company's Class A common stock on June 12, 2023, the first market trading day after the scheduled vesting date.

Pay Versus Performance

Year	Summary compensation table total for CEO ($)	Compensation actually paid to CEO ($)(a)	Average summary compensation table total for non-CEO Named Executive Officers ($)(b)	Average compensation actually paid to non-CEO Named Executive Officers ($)(a)(b)	Value of initial fixed $100 investment based on:		Net income (in thousands) ($)	Net income, excluding derivative market value adjustments (in thousands) ($)(e)
					Total shareholder return ($)(c)	Peer group total shareholder return ($)(c)(d)
2023	1,842,156	1,791,032	1,636,444	1,596,230	159.00	133.20	91,532	123,279
2022	2,224,882	2,161,604	1,984,696	1,937,237	161.65	118.77	407,347	231,262
2021	2,732,315	3,047,713	2,302,547	2,539,095	172.04	132.75	393,286	322,748
2020	1,568,311	1,568,311	1,523,191	1,519,833	124.04	98.31	352,443	373,832

(a) The following adjustments were made to calculate the compensation actually paid from the compensation included in the summary compensation table for the CEO and non-CEO Named Executive Officers.

Year	Summary compensation table total for CEO ($)	Less: Issuance date fair value of restricted stock awards issued in respective year ($)	Plus: Year-end fair value of restricted stock awards issued during respective year and unvested at respective year-end ($)	Plus: Change in fair value of restricted stock awards from the end of the prior year of any awards granted in prior years that are outstanding and unvested at respective year-end ($)	Plus: Change in fair value of restricted stock awards as of the vesting date from the end of the prior year of restricted shares issued in prior years and vested during respective year ($)	Compensation actually paid to CEO ($)
2023	1,842,156	(500,013)	482,828	(32,690)	(1,249)	1,791,032
2022	2,224,882	(500,016)	549,219	(74,657)	(37,824)	2,161,604
2021	2,732,315	(1,000,059)	1,315,457	—	—	3,047,713
2020	1,568,311	—	—	—	—	1,568,311

Year	Average summary compensation table total for non-CEO Named Executive Officers ($)	Less: Issuance date fair value of restricted stock awards issued in respective year ($)	Plus: Year-end fair value of restricted stock awards issued during respective year and unvested at respective year-end ($)	Plus: Change in fair value of restricted stock awards from the end of the prior year of any awards granted in prior years that are outstanding and unvested at respective year-end ($)	Plus: Change in fair value of restricted stock awards as of the vesting date from the end of the prior year of restricted shares issued in prior years and vested during respective year ($)	Average compensation actually paid to non-CEO Named Executive Officers ($)
2023	1,636,444	(375,010)	362,121	(26,448)	(877)	1,596,230
2022	1,984,696	(375,012)	411,914	(55,993)	(28,368)	1,937,237
2021	2,302,547	(750,044)	986,592	—	—	2,539,095
2020	1,523,191	—	—	—	(3,358)	1,519,833

(b)    The Company's non-CEO Named Executive Officers for 2023 were Mr. Heimes, Mr. Kruger, Mr. Tewes, and Mr. Matthew Dunlap. For 2022, 2021, and 2020, the Company's non-CEO Named Executive Officers were Mr. Michael Dunlap, Mr. Heimes, Mr. Kruger, and Mr. Tewes.
(c)    Total shareholder return assumes a $100 investment on December 31, 2019 in each of the Company's Class A common stock and in the Company's selected peer group, and that all dividends, if applicable, were reinvested. The shareholder return represents past performance and should not be considered an indication of future performance.
(d)    The S&P 500 Financials index, which is comprised of approximately 70 companies included in the S&P 500 that are classified as members of the Global Industry Classification Standard financials sector, was selected as the Company's peer group.
(e)    Net income, excluding derivative market value adjustments, is a non-GAAP financial measure, and there is no comprehensive, authoritative guidance for the presentation of this measure. For information on how this measure is calculated from the Company’s financial statements, reconciliation to the most directly comparable financial measure for the respective years presented in this table under GAAP, and other information about this measure, please refer to Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Overview - GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments on page 40 of the Company’s 2023 Annual Report on Form 10-K filed with the SEC on February 27, 2024 (for years ended December 31, 2023, 2022, and 2021), and page 40 of the Company's 2021 Annual Report on Form 10-K filed with the SEC on February 28, 2022 (for the year ended December 31, 2020).

The relationship between the compensation actually paid to the CEO and the average compensation actually paid to the non-CEO Named Executive Officers and the cumulative total shareholder return ("TSR") of the Company and the Peer Group (the S&P 500 Financials index) for 2023, 2022, 2021, and 2020 is represented by the graph below:
The relationship between the compensation actually paid to the CEO and the average compensation actually paid to the non-CEO Named Executive Officers and the Company's net income for 2023, 2022, 2021, and 2020 is represented by the graph below:

The relationship between the compensation actually paid to the CEO and the average compensation actually paid to the non-CEO Named Executive Officers and the Company's net income, excluding derivative market value adjustments, for 2023, 2022, 2021, and 2020 is represented by the graph below:

Most important financial performance measures linked to Executive Compensation:
Net income, excluding derivative market value adjustments
Annual growth in Nelnet, Inc. per share book value (with dividends included)
Stock Option, Stock Appreciation Right, Long-Term Incentive, and Defined Benefit Plans
The Company does not have any stock option, stock appreciation right, long-term incentive, or defined benefit plans covering its Named Executive Officers.
Potential Payments Upon Termination or Change-in-Control
Other than with respect to provisions in restricted stock award agreements for certain grants of restricted stock to the Named Executive Officers whereby any unvested shares of restricted stock will become fully vested upon a termination of employment as a result of death, disability, or retirement after reaching the age of 65, which provisions are generally included in all agreements for restricted stock awards granted to employees, the Company does not have any contracts, agreements, plans, or arrangements with the Named Executive Officers that provide for payment in connection with any termination of employment or change-in-control of the Company. The summary information related to the outstanding shares of unvested restricted stock including the market value of such unvested shares as of December 31, 2023 can be found in the table above under "Outstanding Equity Awards at Fiscal Year-End Table (As of December 31, 2023)."

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of the SEC’s Regulation S-K, the Company is providing the following information about the relationship of the annual total compensation of the employees of the Company and its consolidated subsidiaries and the annual total compensation of Jeffrey R. Noordhoek, the Company’s CEO.
For 2023, the Company’s last completed fiscal year:
•the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries (other than the CEO) was $41,287; and
•the annual total compensation of the CEO, as disclosed above in the "Summary Compensation Table for Fiscal Years 2023, 2022, and 2021," was $1,842,156.
Based on this information, for 2023 the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 45 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K. Given the different methodologies that various public companies may use to compute estimates of their pay ratios, the Company’s estimated pay ratio may not be comparable with the estimated pay ratios of other public companies.
For purposes of the pay ratio disclosure, SEC rules permit registrants to identify the median employee once every three years, so long as there have not been significant changes in the registrant's employee population or employee compensation arrangements that the registrant reasonably believes would result in a significant change in the pay ratio disclosure. The Company most recently identified its median employee in 2021. The Company identified no significant changes to its employee population or employee compensation arrangements in 2023 as compared to 2021, and as such, used the same median employee identified in 2021 for the 2023 pay ratio calculation. To determine the annual total compensation of the median employee and the CEO in 2023, the methodology and the material assumptions, adjustments, and estimates that the Company used were as follows:
1.Using the median employee identified as described above, the Company combined all of the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(x) of the SEC’s Regulation S-K, resulting in annual total compensation of $41,287.
2.With respect to the annual total compensation of the CEO, the Company used the amount disclosed in the “Total” column of the 2023 row for Mr. Noordhoek in the "Summary Compensation Table for Fiscal Years 2023, 2022, and 2021" included in this Proxy Statement.
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS
Stock Ownership
The authorized common stock of the Company consists of 660,000,000 shares, $0.01 par value per share. The authorized common stock is divided into two classes, consisting of 600,000,000 shares of Class A common stock and 60,000,000 shares of Class B common stock. The Company also has authorized 50,000,000 shares of preferred stock, $0.01 par value per share.
The following table sets forth information as of February 29, 2024, regarding the beneficial ownership of each class of the Company's common stock by:
•each person, entity, or group known by the Company to beneficially own more than five percent of the outstanding shares of any class of common stock
•each of the Named Executive Officers
•each incumbent director and each nominee for director
•all executive officers and directors as a group
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, a person is deemed to beneficially own a share of the Company's common stock if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security. The application of these rules results in numerous situations with respect to the Company’s shares where more than one beneficial owner is listed for the same shares, as discussed in the footnotes to the following table. For additional information regarding the significant amounts of shares deemed to be beneficially owned by Michael S. Dunlap, Shelby J. Butterfield, and Angela L. Muhleisen, principal shareholders of the Company, including the significant amounts of shares for which there are more than one beneficial owner listed, see the “Additional Beneficial Ownership Information for Michael S. Dunlap, Shelby J. Butterfield, and Angela L. Muhleisen” table after the following table.
With respect to the shares for which certain non-employee directors have elected to defer delivery of, pursuant to the deferral election provisions of the Company’s Directors Stock Compensation Plan as indicated in certain footnotes to the following table, such shares are reported as beneficially owned by the respective director since, pursuant to such deferral election provisions, such shares shall be distributed to such director as the lump sum payment of deferred shares at the time of the termination of the director’s service on the Board (which the director has the unilateral right to cause within 60 days if the director were to resign from the Board within such time period), or as the initial installment of up to five annual installments commencing at the time of termination of the director’s service on the Board, as elected by the director.
Each share of Class B common stock is convertible at any time at the holder's option into one share of Class A common stock. The number of shares of Class B common stock for each person in the table below assumes such person does not convert any Class B common stock into Class A common stock. Unless otherwise indicated in a footnote, the address of each more than five percent beneficial owner is c/o Nelnet, Inc., 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508. Unless otherwise indicated in a footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them.

Beneficial Ownership - As of February 29, 2024
	Number of shares beneficially owned					Percentage of shares beneficially owned (1)			Percentage of combined voting power of all classes of stock (2)
Name	Class A		Class B		Total	Class A	Class B	Total
Michael S. Dunlap	5,226,068	(3)	10,311,196	(4)	15,537,264	19.8%	96.7%	42.0%	81.5%
Shelby J. Butterfield	510	(5)	2,873,017	(6)	2,873,527	*	26.9%	7.8%	21.6%
Stephen F. Butterfield GST Non-Exempt Marital Trust	510	(7)	1,800,002	(8)	1,800,512	*	16.9%	4.9%	13.5%
Dunlap Holdings, LLC	—		1,600,000	(9)	1,600,000	—	15.0%	4.3%	12.0%
Angela L. Muhleisen	5,900,709	(10)	582,972	(11)	6,483,681	22.4%	5.5%	17.5%	8.8%
Union Bank and Trust Company	3,263,432	(12)	582,972	(13)	3,846,404	12.4%	5.5%	10.4%	6.8%
Dan D. Muhleisen	3,688,084	(14)	—		3,688,084	14.0%	—	10.0%	2.8%
Dimensional Fund Advisors LP	2,076,549	(15)	—		2,076,549	7.9%	—	5.6%	1.6%
Magnolia Capital Fund, LP	1,900,000	(16)	—		1,900,000	7.2%	—	5.1%	1.4%
Deborah Bartels	1,864,177	(17)	—		1,864,177	7.1%	—	5.0%	1.4%
Whitetail Rock Capital Management, LLC	502,296	(18)	7,175,202	(19)	7,677,498	1.9%	67.3%	20.7%	54.3%
Union Financial Services, Inc.	—		1,586,691	(20)	1,586,691	—	14.9%	4.3%	11.9%
Terry J. Heimes	244,419	(21)	—		244,419	*	—	*	*
James D. Kruger	200,919	(22)	—		200,919	*	—	*	*
Jeffrey R. Noordhoek	554,148	(23)	—		554,148	2.1%	—	1.5%	*
Timothy A. Tewes	81,879		—		81,879	*	—	*	*
Preeta D. Bansal	15,567	(24)	—		15,567	*	—	*	*
Matthew W. Dunlap	10,703	(25)	100	(25)	10,803	*	*	*	*
Kathleen A. Farrell	50,276	(26)	—		50,276	*	—	*	*
David S. Graff	26,501		—		26,501	*	—	*	*
Thomas E. Henning	71,062	(27)	—		71,062	*	—	*	*
Adam K. Peterson	1,905,312	(28)	—		1,905,312	7.2%	—	5.1%	1.4%
Kimberly K. Rath	58,270	(29)	—		58,270	*	—	*	*
Jona M. Van Deun	4,516	(30)	—		4,516	*	—	*	*
Executive officers, directors, and director nominees as a group (14 persons)	8,239,182		10,311,196		18,550,378	31.2%	96.7%	50.1%	83.7%
* Less than 1%.

(1)Based on 26,373,087 shares of Class A common stock and 10,663,088 shares of Class B common stock outstanding as of February 29, 2024.

(2)These percentages reflect the different voting rights of the Company's Class A common stock and Class B common stock under the Company's Articles of Incorporation. Each share of Class A common stock has one vote and each share of Class B common stock has ten votes on all matters to be voted upon by the Company's shareholders.
(3)As reported in a Schedule 13D/A filed by Michael S. Dunlap (“Michael Dunlap”) (on a joint basis with Dunlap Holdings, LLC and Union Financial Services, Inc. (“UFS”)) on February 13, 2024, Michael Dunlap is deemed to have sole voting and investment power over 1,452,982 shares of Class A common stock. Michael Dunlap may be deemed to have shared voting and investment power over a total of 3,773,086 shares of Class A common stock, which includes (i) a total of 7,358 shares held in various increments by each of Michael Dunlap's three adult sons (including 4,160 shares held by Matthew W. Dunlap (“Matthew Dunlap”)), (ii) a total of 3,263,296 shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank and Trust Company (“Union Bank”) (some of which shares may under certain circumstances be pledged as security by Union Bank's customers under the terms of the accounts) with respect to which Union Bank may be deemed to have or share voting or investment power, (iii) a total of 369,950 shares held by ten separate grantor retained annuity trusts (“GRATs”) established by Angela L. Muhleisen (a sister of Michael Dunlap), for which GRATs Whitetail Rock Capital Management, LLC ("WRCM"), a majority owned subsidiary of the Company, serves as investment adviser, as discussed in footnote (18) below, (iv) a total of 131,836 shares held by two separate GRATs and two separate post-annuity irrevocable trusts established by Dan D. Muhleisen (Ms. Muhleisen’s spouse), for which GRATs and trusts WRCM serves as investment adviser, (v) 510 shares held by the Stephen F. Butterfield GST Non-Exempt Marital Trust (the “Butterfield GST Non-Exempt Marital Trust”), an estate planning trust for the family of Mr. Butterfield (the former Vice Chairman of the Board of Directors and significant shareholder of the Company who passed away in 2018), for which trust Shelby J. Butterfield serves as a co-trustee and WRCM serves as investment adviser with respect to shares of the Company’s stock held therein, and (vi) a total of 136 shares held by Union Bank as trustee for three separate post annuity irrevocable trusts for the benefit of each of Michael Dunlap’s three adult sons established in connection with the expiration of the annuity term of a GRAT established by Michael Dunlap in 2003 (including 45 shares held in a post annuity irrevocable trust of which Matthew Dunlap is the initial beneficiary but does not have or share investment power or voting power with respect to such shares). Michael Dunlap is a control person of Union Bank through Farmers & Merchants Investment Inc. (“F&M”). Michael Dunlap disclaims beneficial ownership of the shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank, except to the extent that he actually has or shares voting power or investment power with respect to such shares. With respect to the number of shares of Class A common stock reported as beneficially owned by Michael Dunlap that are held by Union Bank, the number of shares set forth in this table reflects the number of shares held by Union Bank as of December 31, 2023 (except where otherwise noted), as reported in a Schedule 13G/A filed by Union Bank on February 13, 2024. The total of 3,263,296 shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank may also be deemed to be beneficially owned by Union Bank and Ms. Muhleisen (also a control person of Union Bank through F&M) and are also included in the total number of shares beneficially owned by each of them as set forth in this table. Such number of shares held by Union Bank includes (a) a total of 138,323 shares held by Union Bank as trustee under a post-annuity trust and a charitable remainder unitrust ("CRUT") established by Jeffrey R. Noordhoek, which shares may also be deemed to be beneficially owned by Mr. Noordhoek and are also included in the total number of shares beneficially owned by Mr. Noordhoek as set forth in this table, (b) a total of 349,987 shares held by Union Bank in various managed agency accounts and trusts for Deborah Bartels (a sister of Michael Dunlap and Ms. Muhleisen), her spouse, and certain trusts established by Ms. Bartels and her spouse, which shares may also be deemed to be beneficially owned by Ms. Bartels and are also included in the total number of shares beneficially owned by Ms. Bartels as set forth in this table, (c) a total of 32,940 shares held by Union Bank as trustee under certain GRATs and other irrevocable trusts established by Terry J. Heimes and his spouse, which shares may also be deemed to be beneficially owned by Mr. Heimes and are also included in the total number of shares beneficially owned by Mr. Heimes as set forth in this table, and (d) a total of 52,120 shares held by Union Bank as trustee under certain GRATs and other irrevocable trusts established by James D. Kruger and his spouse in 2021, which shares may also be deemed to be beneficially owned by Mr. Kruger and are also included in the total number of shares beneficially owned by Mr. Kruger as set forth in this table. The total of 501,786 shares held by the total of twelve separate GRATs established by Ms. Muhleisen and Mr. Muheisen and two separate post-annuity irrevocable trusts established by Mr. Muhleisen are also reported as beneficially owned by Ms. Muhleisen and are also included in the total number of shares beneficially owned by Ms. Muhleisen as set forth in this table, and the total of 131,836 shares held by the two separate GRATs and two separate post-annuity irrevocable trusts established by Mr. Muhleisen are also reported as beneficially owned by Mr. Muhleisen and are also included in the total number of shares beneficially owned by Mr. Muhleisen as set forth in this table. The 510 shares held by the Butterfield GST Non-Exempt Marital Trust are also reported as beneficially owned by the Butterfield GST Non-Exempt Marital Trust and Ms. Butterfield and are also included in the total number of shares beneficially owned by each of them as set forth in this table. The total of 502,296 shares beneficially owned by trusts for which WRCM serves as investment adviser are also deemed to be beneficially owned by WRCM, and are also included in the total number of shares beneficially owned by WRCM as set forth in this table.
(4)Michael Dunlap is deemed to have sole voting and investment power over a total of 952,522 shares of Class B common stock, which includes 410,684 shares held by Michael Dunlap's spouse and 541,838 shares held by Michael Dunlap. Michael Dunlap is deemed to have shared voting and investment power over a total of 9,358,674 shares of Class B common stock, which includes (i) a total of 1,600,000 shares held by Dunlap Holdings, LLC, a family limited liability company which is controlled by Michael Dunlap and his family, (ii) 1,586,691 shares owned by UFS, of which Michael Dunlap is a director, president, and treasurer and owns 50.0% of the outstanding capital stock, of which Ms. Butterfield is the other director, and of which the Butterfield GST Non-Exempt Marital Trust, for which WRCM serves as investment adviser with respect to shares of the Company’s stock held therein, including shares of the Company’s stock held by such trust indirectly through UFS, owns the remaining 50.0% of the outstanding capital stock, (iii) 519,548 shares held by Union Bank as trustee for three separate post annuity irrevocable trusts for the benefit of each of Michael Dunlap’s three adult sons established in connection with the expiration of the annuity term of a GRAT established by Michael Dunlap in 2003 (including 173,183 shares held in a post annuity irrevocable trust of which Matthew Dunlap is the initial beneficiary but does not have or share investment power or voting power with respect to such shares), (iv) a total of 2,239,642 shares held in two separate GRATs established by Michael Dunlap in 2011, three separate dynasty trusts established by Michael Dunlap in 2011 (including 125,000 shares held in a dynasty trust of which Matthew Dunlap is the initial beneficiary but does not have or share investment power or voting power with respect to such shares), and three separate post-annuity irrevocable trusts established under GRATs established by Michael Dunlap in 2011 in connection with the expiration of the annuity terms of such GRATs (including 353,417 shares held in a post-annuity irrevocable trust of which Matthew Dunlap is the beneficiary but does not have or share investment power or voting power with respect to such shares), for which trusts WRCM serves as investment adviser, (v) a total of 1,883,481 shares held in four separate GRATs established by Michael Dunlap's spouse in 2015 and six separate post-annuity irrevocable trusts established under two separate other GRATs in connection with the 2020 expiration of the annuity terms of such other GRATs that were established by Michael Dunlap’s spouse in 2015 (including a total of 132,622 shares held in two post-annuity irrevocable trusts of which Matthew Dunlap is the beneficiary but does not have or share investment power or voting power with respect to such shares), for which trusts WRCM serves as investment adviser, (vi) a total of 141,585 shares held in six separate GRATs established by Michael Dunlap in 2020, for which GRATs WRCM serves as investment adviser; (vii) a total of 205,735 shares held in six separate GRATs established by Michael Dunlap’s spouse in 2020, for which GRATs WRCM serves as investment adviser; (viii) a total of 671,802 shares held in eight separate GRATs established in 2015 by Ms. Butterfield and Mr. Butterfield and two separate other trusts established by Mr. Butterfield in 2015, for which trusts WRCM serves as investment adviser, (ix) 210,047 shares held by the Stephen F. Butterfield GST Exempt Marital Trust (the “Butterfield GST Exempt Marital Trust”), an estate planning trust for the family of Mr. Butterfield, for which trust WRCM serves as investment adviser with respect to shares of the Company’s stock held therein, (x) 213,311 shares held by the Butterfield GST Non-Exempt Marital Trust, for which WRCM serves as investment adviser with respect to shares of the Company’s stock held therein; (xi) 5 shares held by the Estate of Stephen F. Butterfield, for which Ms. Butterfield serves as the personal representative and Union Bank serves as trustee, (xii) 22,908 shares held by a charitable lead annuity trust ("CLAT") established by Mr. Butterfield, for which CLAT WRCM serves as investment adviser, (xiii) a total of 63,419 shares held by Union Bank as trustee under three separate irrevocable trusts for the benefit of three of Mr. Butterfield's children established upon the expiration in 2013 of the annuity term of a GRAT established by Mr. Butterfield, (xiv) a total of 300 shares held in increments of 100 shares by each of Michael Dunlap's three adult sons (including 100 shares held by Matthew Dunlap), and (xv) a total of 200 shares held in increments of 100 shares by each of two separate dynasty trusts established by each of Michael Dunlap and his spouse in 2019 (of which dynasty trusts Matthew Dunlap is one of three initial beneficiaries but does not have or share investment power or voting power with respect to such shares). Other than the shares discussed above for which it is noted that Michael Dunlap is deemed to have sole voting and investment power, Michael Dunlap disclaims beneficial ownership of the shares discussed above, except to the extent that Michael Dunlap actually has or shares voting power or investment power with respect to such shares. The 1,586,691 shares owned by UFS are also reported as beneficially owned by UFS and by Ms. Butterfield and the Butterfield GST Non-Exempt Marital Trust, and are included in the total number of shares beneficially owned by each of them as set forth in this table. The 519,548 shares held by Union Bank as trustee for three separate post annuity irrevocable trusts for the benefit of each of Michael Dunlap’s three adult sons established in connection with the expiration of the annuity term of a GRAT established by Michael Dunlap in 2003, the 5 shares held by the Estate of Stephen F. Butterfield, and the total of 63,419 shares held by Union Bank as trustee for three separate irrevocable trusts for the benefit of three of Mr. Butterfield's children may also be deemed to be beneficially owned by Union Bank and Ms. Muhleisen, and are also included in the total number of shares beneficially owned by each of them as set forth in this table. The total of 671,802 shares held in eight separate GRATs established in 2015 by Ms. Butterfield and Mr. Butterfield and two

separate other trusts established by Mr. Butterfield in 2015, the 210,047 shares held by the Butterfield GST Exempt Marital Trust, the 213,311 shares held by the Butterfield GST Non-Exempt Marital Trust, the 5 shares held by the Estate of Stephen F. Butterfield, and the 22,908 shares held by a CLAT established by Mr. Butterfield may also be deemed to be beneficially owned by Ms. Butterfield, and are also included in the total number of shares beneficially owned by Ms. Butterfield as set forth in this table. The total of 7,175,202 shares beneficially owned by trusts for which WRCM serves as investment adviser, including, with respect to the Butterfield GST Non-Exempt Marital Trust, shares beneficially owned indirectly through the holding of 50.0% of the outstanding capital stock of UFS, which holds a total of 1,586,691 shares, are also deemed to be beneficially owned by WRCM, and are also included in the total number of shares beneficially owned by WRCM as set forth in this table.
(5)As reported in a Schedule 13G/A filed by Ms. Butterfield (on a joint basis with the Butterfield GST Non-Exempt Marital Trust) on February 13, 2024, Ms. Butterfield is deemed to have shared voting and investment power with respect to 510 shares of Class A common stock held by the Butterfield GST Non-Exempt Marital Trust, for which Ms. Butterfield serves as a co-trustee and WRCM serves as investment adviser with respect to shares of the Company’s stock held therein. Such shares are also reported as beneficially owned by Michael Dunlap, the Butterfield GST Non-Exempt Marital Trust, and WRCM, and are included in the total number of shares reported as beneficially owned by each of them in this table. The business address for Ms. Butterfield is c/o Gallagher & Kennedy, 2575 East Camelback Road, Phoenix, Arizona 85016.
(6)Ms. Butterfield has sole voting and investment power with respect to a total of 168,053 shares of Class B common stock held by Ms. Butterfield and by a family limited liability company controlled by Ms. Butterfield. Ms. Butterfield is deemed to have shared voting and investment power with respect to a total of 2,704,964 shares of Class B common stock, which include (i) 1,586,691 shares owned by UFS, of which the Butterfield GST Non-Exempt Marital Trust owns 50.0% of the outstanding capital stock, (ii) 213,311 shares held directly by the Butterfield GST Non-Exempt Marital Trust, for which trust Ms. Butterfield serves as a co-trustee and WRCM serves as investment adviser with investment power and voting power with respect to shares of the Company’s stock held by the trust, including shares of the Company’s stock held indirectly through the holding of 50.0% of the outstanding capital stock of UFS (and which number of shares reflects the transfer of 15,365 shares to the Butterfield GST Non-Exempt Marital Trust from the Estate of Stephen F. Butterfield in January 2024), (iii) 210,047 shares held by the Butterfield GST Exempt Marital Trust, for which Ms. Butterfield serves as a co-trustee and WRCM serves as investment adviser with investment power and voting power with respect to shares of the Company’s stock held by the trust, (iv) a total of 495,646 shares held in six separate GRATs established by Ms. Butterfield in 2015, for which GRATs WRCM serves as investment adviser, (v) a total of 139,368 shares held in two separate GRATs established by Mr. Butterfield in 2015, for which GRATs WRCM serves as investment adviser, (vi) 22,908 shares held by a CLAT established by Mr. Butterfield, for which CLAT WRCM serves as investment adviser, (vii) a total of 36,788 shares held in two separate trusts established by Mr. Butterfield in 2015 for the benefit of Ms. Butterfield’s two minor children, for which trusts WRCM serves as investment adviser, (viii) 5 shares held by the Estate of Stephen F. Butterfield, for which Ms. Butterfield serves as the personal representative and Union Bank serves as the trustee (and which number of shares reflects the transfer of 15,365 shares to the Butterfield GST Non-Exempt Marital Trust from the Estate of Stephen F. Butterfield in January 2024), and (ix) a total of 200 shares held by Ms. Butterfield as UTMA custodian for Ms. Butterfield’s minor children. Ms. Butterfield disclaims beneficial ownership of the shares held by UFS and the trusts discussed in this footnote, except to the extent that she actually has or shares voting power or investment power with respect to such shares. The 1,586,691 shares owned by UFS are also deemed to be beneficially owned by UFS and Michael Dunlap, and are also included in the total number of shares beneficially owned by each of them as set forth in this table. The total of 2,704,759 shares held in trusts for which WRCM serves as investment adviser, including, with respect to the Butterfield GST Non-Exempt Marital Trust, shares held indirectly through the holding of 50.0% of the outstanding capital stock of UFS, which holds a total of 1,586,691 shares, are also deemed to be beneficially owned by WRCM and may also be deemed to be beneficially owned by Michael Dunlap, and are also included in the total number of shares beneficially owned by each of them as set forth in this table.
(7)As reported in a Schedule 13G/A filed by the Butterfield GST Non-Exempt Marital Trust (on a joint basis with Ms. Butterfield) on February 13, 2024, the Butterfield GST Non-Exempt Marital Trust is deemed to have shared voting and investment power with respect to 510 shares of Class A common stock held by the Butterfield GST Non-Exempt Marital Trust, for which Ms. Butterfield serves as a co-trustee and WRCM serves as investment adviser with respect to shares of the Company’s stock held therein. Such shares are also reported as beneficially owned by Ms. Butterfield, WRCM, and Michael Dunlap, and are also included in the total number of shares beneficially owned by each of them as set forth in this table.
(8)The Butterfield GST Non-Exempt Marital Trust is deemed to have shared voting and investment power with respect to (i) 1,586,691 shares of Class B common stock owned by UFS, of which the Butterfield GST Non-Exempt Marital Trust owns 50.0% of the outstanding capital stock, and (ii) 213,311 shares held directly by the Butterfield GST Non-

Exempt Marital Trust, for which WRCM serves as investment adviser with respect to shares of the Company’s stock held therein, including shares of the Company’s stock held indirectly through the holding of 50.0% of the outstanding capital stock of UFS (and which number of shares reflects the transfer of 15,365 shares to the Butterfield GST Non-Exempt Marital Trust from the Estate of Stephen F. Butterfield in January 2024). Such shares are also reported as beneficially owned by Ms. Butterfield, WRCM, and Michael Dunlap, and are also included in the total number of shares beneficially owned by each of them as set forth in this table.
(9)As reported in a Schedule 13D/A filed by Dunlap Holdings, LLC (on a joint basis with Michael Dunlap and UFS) on February 13, 2024, Dunlap Holdings, LLC, a family limited liability company which is controlled by Michael Dunlap and his family, is deemed to have shared voting and investment power with respect to 1,600,000 shares of Class B common stock that it owns. The 1,600,000 shares owned by Dunlap Holdings, LLC are also included in the total number of shares beneficially owned by Michael Dunlap as set forth in this table. Substantially all of the interests of Dunlap Holdings, LLC are held by two separate dynasty trusts established by each of Michael Dunlap and his spouse in 2019, of which dynasty trusts Matthew Dunlap is one of three initial beneficiaries but does not have or share investment power or voting power with respect to the shares held by Dunlap Holdings, LLC.
(10)As reported in a Schedule 13G/A filed by Ms. Muhleisen on February 13, 2024, Ms. Muhleisen is deemed to have sole voting and investment power over 909,965 shares of Class A common stock held by Ms. Muhleisen. Ms. Muhleisen is deemed to have shared voting and investment power over a total of 4,990,744 shares of Class A common stock, which includes (i) 52,344 shares jointly owned by Ms. Muhleisen and her spouse, Dan D. Muhleisen, (ii) 1,205,526 shares owned by Mr. Muhleisen, (iii) 1,726,378 shares owned by Ms. Muhleisen's adult children, (iv) a total of 552,000 shares held in two separate post annuity irrevocable trusts established by Ms. Muhleisen’s spouse, of which the adult children of Ms. Muhleisen are the initial beneficiaries and for which Union Bank serves as trustee, (v) a total of 49,266 shares held in two separate irrevocable trusts established upon the expiration of the annuity term of GRATs established by Ms. Muhleisen’s spouse, of which the adult children of Ms. Muhleisen and her spouse are the beneficiaries and for which WRCM serves as investment adviser, (vi) a total of 369,950 shares held by ten separate GRATs established by Ms. Muhleisen, for which WRCM serves as investment adviser, (vii) a total of 82,570 shares held by two separate GRATs established by Mr. Muhleisen, for which WRCM serves as investment adviser, (viii) a total of 20,000 shares held in two separate dynasty trusts established by Ms. Muhleisen and her spouse, of which the adult daughter and the adult son of Ms. Muhleisen and her spouse are the initial beneficiaries, and (ix) shares that are owned by entities that Ms. Muhleisen may be deemed to control, consisting of a total of 932,710 shares held by Union Bank for the accounts of miscellaneous other trusts, IRAs, and investment accounts at Union Bank (some of which shares may under certain circumstances be pledged as security by Union Bank's customers under the terms of the accounts) with respect to which Union Bank may be deemed to have or share voting or investment power. Ms. Muhleisen, a sister of Michael Dunlap, is a director and chairperson of Union Bank and is a control person of Union Bank through F&M. Ms. Muhleisen disclaims beneficial ownership of the shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank, except to the extent that she actually has or shares voting power or investment power with respect to such shares. The address for Ms. Muhleisen is c/o Union Bank and Trust Company, P.O. Box 82529, Lincoln, Nebraska 68501. With respect to the number of shares beneficially owned by Ms. Muhleisen that are held by Union Bank, the number of shares set forth in this table reflects the number of shares held by Union Bank as of December 31, 2023 (except where otherwise noted), as reported in a Schedule 13G/A filed by Union Bank on February 13, 2024.
(11)Ms. Muhleisen is deemed to have shared voting and investment power over a total of 582,972 shares of Class B common stock that are held by Union Bank as trustee, which includes (i) 519,548 shares held by Union Bank as trustee for three separate post annuity irrevocable trusts for the benefit of each of Michael Dunlap’s three adult sons established in connection with the expiration of the annuity term of a GRAT established by Michael Dunlap in 2003, (ii) 5 shares held by Union Bank as trustee for the Estate of Stephen F. Butterfield (which number of shares reflects the transfer of 15,365 shares to the Butterfield GST Non-Exempt Marital Trust from the Estate of Stephen F. Butterfield in January 2024), and (iii) a total of 63,419 shares held by Union Bank as trustee for three separate irrevocable trusts for the benefit of three of Mr. Butterfield's children established upon the 2013 expiration of an annuity term of a GRAT previously established by Mr. Butterfield. Ms. Muhleisen disclaims beneficial ownership of the shares held by Union Bank as trustee for such GRATs, estate, and such three separate other trusts, except to the extent that Ms. Muhleisen actually has or shares voting power or investment power with respect to such shares. The total of 582,972 shares held by Union Bank as trustee for such GRATs, estate, and such three separate other trusts are also deemed to be beneficially owned by Union Bank and Michael Dunlap, and are also included in the total number of shares beneficially owned by each of them as set forth in this table.
(12)As reported in a Schedule 13G/A filed by Union Bank on February 13, 2024, Union Bank is deemed to have sole voting and investment power over 30,000 shares of Class A common stock held by the Union Bank profit sharing plan. Union Bank is deemed to have shared voting and investment power over 3,233,432 shares of Class A common stock, which includes (i) 15,000 shares held as trustee for a charitable foundation, (ii) a total of 138,323 shares held by Union Bank as trustee under a post-annuity trust and a CRUT established by Mr. Noordhoek, (iii) a total of 32,940 shares held by Union Bank as trustee under certain GRATs and other irrevocable trusts established by Mr. Heimes and his spouse, (iv) a total of 52,120 shares held by Union Bank as trustee under certain GRATs and other irrevocable trusts established by Mr. Kruger and his spouse in 2021, (v) 136 shares held by Union Bank as trustee for three separate post annuity irrevocable trusts for the benefit of each of Michael Dunlap’s three adult sons established in connection with the expiration of the annuity term of a GRAT established by Michael Dunlap in 2003, (vi) a total of 2,330,722 shares held by Union Bank in individual accounts for Ms. Muhleisen, Mr. Muhleisen, and their adult children, and (vii) a total of 664,191 shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank (some of which shares may under certain circumstances be pledged as security by Union Bank's customers under the terms of the accounts) with respect to which Union Bank may be deemed to have or share voting or investment power. Union Bank disclaims beneficial ownership of such shares except to the extent that Union Bank actually has or shares voting power or investment power with respect to such shares. The address for Union Bank is P.O. Box 82529, Lincoln, Nebraska 68501; Attention: Jason D. Muhleisen, President. The number of shares of Class A common stock set forth in this table for Union Bank reflects the number of shares held by Union Bank as of December 31, 2023 (except where otherwise noted).
(13)Union Bank is deemed to have shared voting and investment power over a total of 582,972 shares of Class B common stock that are held by Union Bank as trustee for (i) three separate post annuity irrevocable trusts for the benefit of each of Michael Dunlap’s three adult sons established in connection with the expiration of the annuity term of a GRAT established by Michael Dunlap in 2003, (ii) the Estate of Stephen F. Butterfield (which number of shares reflects the transfer of 15,365 shares to the Butterfield GST Non-Exempt Marital Trust from the Estate of Stephen F. Butterfield in January 2024), and (iii) three separate irrevocable trusts for the benefit of three of Mr. Butterfield's children established upon the 2013 expiration of an annuity term of a GRAT previously established by Mr. Butterfield, as discussed in footnote (11) above. Union Bank disclaims beneficial ownership of such shares except to the extent that Union Bank actually has or shares voting power or investment power with respect to such shares.
(14)As reported in a Schedule 13G/A filed by Mr. Muhleisen on February 13, 2024, Mr. Muhleisen is deemed to have shared voting and investment power over a total of 3,688,084 shares of Class A common stock, which includes (i) 1,205,526 shares owned by Mr. Muhleisen; (ii) 52,344 shares owned jointly by Mr. Muhleisen and his spouse, Angela L. Muhleisen, (iii) 1,726,378 shares owned by Mr. Muhleisen's adult children, (iv) a total of 552,000 shares held in two separate irrevocable trusts established by Mr. Muhleisen and his spouse, of which the adult daughter and the adult son of Mr. Muhleisen and his spouse are the initial beneficiaries and for which Union Bank serves as trustee, (v) a total of 49,266 shares held in two separate irrevocable trusts established upon the expiration of the annuity term of GRATs established by Mr. Muhleisen, of which the adult children of Mr. Muhleisen and his spouse are the beneficiaries and for which WRCM serves as investment advisor, (vi) a total of 82,570 shares held by two separate GRATs established by Mr. Muhleisen, for which WRCM serves as investment adviser, and (vii) a total of 20,000 shares held in dynasty trusts established by Mr. Muhleisen and his spouse, of which the adult daughter and the adult son of Mr. Muhleisen and his spouse are the initial beneficiaries. All of the shares included as beneficially owned by Mr. Muhleisen are also included in the total number of shares beneficially owned by Ms. Muhleisen as set forth in this table, and the total of 131,836 shares held by two separate GRATs and two separate post annuity irrevocable trusts established by Mr. Muhleisen for which WRCM serves as investment adviser are also included in the total number of shares beneficially owned by WRCM as set forth in this table. Mr. Muhleisen disclaims beneficial ownership of the shares held in the trusts discussed above, except to the extent that he actually has or shares voting power or investment power with respect to such shares. The address for Mr. Muhleisen is 6321 Doecreek Circle, Lincoln, Nebraska 68516.
(15)On February 9, 2024, Dimensional Fund Advisors LP ("Dimensional") filed a Schedule 13G/A indicating that, as of December 29, 2023, it had sole voting power over a total of 2,047,123 shares of Class A common stock and sole dispositive power over a total of 2,076,549 shares of Class A common stock. The amount set forth in this table reflects the number of shares reported in the Schedule 13G/A. Dimensional acts as investment advisor and manager to certain funds, and indicated that all shares reported in their 13G/A were owned by such funds. The address of Dimensional is 6300 Bee Cave Road, Building One, Austin, Texas 78746.
(16)On March 21, 2022, Magnolia Capital Fund, LP ("MCF") filed a Schedule 13D (on a joint basis with The Magnolia Group, LLC (“TMG”) and Adam K. Peterson) indicating that MCF had sole voting power over 1,900,000 shares of Class A common stock and sole dispositive power over 1,900,000 shares of Class A common stock. The amount set forth in this table reflects the number of shares reported in the Schedule 13D. TMG is a registered investment advisor and is the general partner of MCF, and Mr. Peterson is the managing member of TMG. TMG and Mr. Peterson may each exercise voting and dispositive power over the 1,900,000 shares of Class A common stock held directly by MCF and, as a result, may be deemed to be indirect beneficial owners of such shares. TMG and Mr. Peterson disclaim beneficial ownership of such shares. The address of MCF, TMG, and Mr. Peterson is 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102. For information on shares held directly by Mr. Peterson, see footnote (28) below.
(17)As reported in a Schedule 13G/A filed by Deborah Bartels on February 13, 2024, Ms. Bartels (a sister of Michael Dunlap and Ms. Muhleisen) has sole voting and dispositive power over 1,195,855 shares of Class A common stock held by Ms. Bartels. Ms. Bartels is deemed to have shared voting and dispositive power over a total of 668,322 shares of Class A common stock, which includes (i) a total of 118,807 shares held in managed agency accounts for Ms. Bartels and her spouse by Union Bank; (ii) 115,965 shares held by Ms. Bartels' spouse; (iii) a total of 71,180 shares held by Union Bank as trustee for certain irrevocable trusts for the benefit of the adult sons of Ms. Bartels and her spouse ("Post-GRAT Trusts") established in connection with the expiration of the annuity term of GRATs established by Ms. Bartels and her spouse; (iv) a total of 160,000 shares held by Union Bank as trustee for certain irrevocable trusts established by Ms. Bartels and her spouse, of which the adult sons of Ms. Bartels and her spouse are the initial beneficiaries (the "2012 Dynasty Trusts"); and (v) a total of 202,370 shares held in certain tax and estate planning trusts established by Ms. Bartels and her spouse in 2020, of which the adult sons of Ms. Bartels and her spouse and another family member are the initial beneficiaries (the "2020 Dynasty Trusts"). Ms. Bartels disclaims beneficial ownership of the shares held in the Post-GRAT Trusts, the 2012 Dynasty Trusts, and the 2020 Dynasty Trusts, except to the extent that she actually has or shares voting power or dispositive power with respect to such shares. The total of 349,987 shares held in the managed agency accounts, the Post-GRAT Trusts, and the 2012 Dynasty Trusts may also be deemed to be beneficially owned by Union Bank, Michael Dunlap, and Ms. Muhleisen, and are included in the total number of shares beneficially owned by each of them as set forth in this table.
(18)As reported in a Schedule 13G/A filed by WRCM on February 13, 2024, WRCM is deemed to have shared voting and investment power with respect to a total of 502,296 shares of Class A common stock, which includes (i) a total of 501,786 shares held by the total of twelve separate GRATs established by Ms. Muhleisen and Mr. Muhleisen and two separate post annuity irrevocable trusts established by Mr. Muhleisen as discussed above in footnotes (10) and (14), respectively; and (ii) 510 shares held by the Butterfield GST Non-Exempt Marital Trust as discussed above in footnote (7). Under the trusts, WRCM, an SEC-registered investment adviser, serves as investment adviser with investment and voting power with respect to shares of the Company’s stock held by the trusts. WRCM is not a beneficiary of any of the trusts. WRCM is a majority owned subsidiary of the Company, and the total of 502,296 shares of Class A common stock may also be deemed to be beneficially owned by Michael Dunlap, and are included in the total number of shares beneficially owned by Michael Dunlap as set forth in this table. The 510 shares of Class A common stock held by the Butterfield GST Non-Exempt Marital Trust may also be deemed to be beneficially owned by Ms. Butterfield, and are included in the total number of shares beneficially owned by Ms. Butterfield as set forth in this table.
(19)WRCM is deemed to have shared voting and investment power with respect to 7,175,202 shares of Class B common stock, including shares held in two separate GRATs and three separate other irrevocable trusts established by Michael Dunlap in 2011, three separate post-annuity irrevocable trusts established under GRATs established by Michael Dunlap in 2011 in connection with the expiration of the annuity terms of such GRATs, four separate GRATs established by Michael Dunlap's spouse in 2015, six separate post-annuity irrevocable trusts established under two separate other GRATs in connection with the 2020 expiration of the annuity terms of such other GRATs that were established by Michael Dunlap’s spouse in 2015, six separate GRATs established by Michael Dunlap in 2020, six separate GRATs established by Michael Dunlap’s spouse in 2020, six separate GRATs established by Ms. Butterfield in 2015, two separate GRATs established by Mr. Butterfield in 2015, two separate trusts established by Mr. Butterfield in 2015 for the benefit of Ms. Butterfield’s two minor children, a CLAT established by Mr. Butterfield, the Butterfield GST Non-Exempt Marital Trust (which number of shares reflects the transfer of 15,365 shares to the Butterfield GST Non-Exempt Marital Trust from the Estate of Stephen F. Butterfield in January 2024), and the Butterfield GST Exempt Marital Trust. Under the trusts, WRCM serves as investment adviser with voting and investment power with respect to shares of the Company’s stock held by the trusts, including, with respect to the Butterfield GST Non-Exempt Marital Trust, shares of the Company’s stock held indirectly through the holding of 50.0% of the outstanding capital stock of UFS, which holds a total of 1,586,691 shares of Class B common stock. WRCM is not a beneficiary of any of the trusts. The shares deemed to be beneficially owned by WRCM may also be deemed to be beneficially owned by Michael Dunlap, and the shares held in the eight separate GRATs established by Ms. Butterfield and Mr. Butterfield in 2015, the two separate trusts established by Mr. Butterfield in 2015 for the benefit of Ms. Butterfield’s two minor children, the CLAT established by Mr. Butterfield, the Butterfield GST Non-Exempt Marital Trust, and the Butterfield GST Exempt Marital Trust are also reported as beneficially owned by Ms. Butterfield. For additional information regarding the shares held in trusts established by Michael Dunlap and his spouse, and the shares held in trusts established by or with respect to Ms. Butterfield and Mr. Butterfield, see footnotes (4) and (6), respectively, above.

(20)As reported in a Schedule 13D/A filed by UFS (on a joint basis with Michael Dunlap and Dunlap Holdings, LLC) on February 13, 2024, UFS is deemed to have shared voting and investment power with respect to 1,586,691 shares of Class B common stock that it owns. The address for UFS is 502 East John Street, Carson City, Nevada 89706. Michael Dunlap and the Butterfield GST Non-Exempt Marital Trust each own 50.0% of the outstanding capital stock of UFS, and the 1,586,691 shares of Class B common stock owned by UFS are also reported as beneficially owned by each of Michael Dunlap, Ms. Butterfield, the Butterfield GST Non-Exempt Marital Trust, and WRCM, and are included in the total number of shares beneficially owned by each of them as set forth in this table.
(21)Includes (i) a total of 32,940 shares held by Union Bank as trustee under certain GRATs and other irrevocable trusts established by Mr. Heimes and his spouse, (ii) 130,329 shares held by a revocable trust established by Mr. Heimes, (iii) 50,000 shares held by a revocable trust established by Mr. Heimes’ spouse, and (iv) 3,617 shares owned by Mr. Heimes' spouse. A total of 50,000 shares are pledged as collateral for a line of credit agreement, under which no amount was drawn as of February 29, 2024. Mr. Heimes is deemed to have shared voting and investment power with respect to the total of 32,940 shares held by Union Bank as trustee, and such shares may also be deemed to be beneficially owned by Union Bank, Michael Dunlap, and Ms. Muhleisen and are included in the total number of shares beneficially owned by each of them as set forth in this table.
(22)Includes (i) 1,000 shares jointly owned by Mr. Kruger and his spouse, (ii) a total of 52,120 shares held by Union Bank as trustee under certain GRATs and other irrevocable trusts established by Mr. Kruger and his spouse in 2021, (iii) 45,192 shares held by a revocable trust established by Mr. Kruger, (iv) 45,000 shares held by a revocable trust established by Mr. Kruger's spouse, and (v) 3,940 shares owned by Mr. Kruger's spouse. Mr. Kruger is deemed to have shared voting and investment power with respect to the total of 52,120 shares held by Union Bank as trustee, and such shares may also be deemed to be beneficially owned by Union Bank, Michael Dunlap, and Ms. Muhleisen and are included in the total number of shares beneficially owned by each of them as set forth in this table.
(23)Includes (i) 311,008 shares held by Mr. Noordhoek’s restated revocable trust dated August 9, 2016, (ii) 126,462 shares held by Union Bank as trustee under an irrevocable trust established upon the expiration of the annuity term of a GRAT established by Mr. Noordhoek in 2003, and (iii) 11,861 shares held by Union Bank as trustee under a CRUT established by Mr. Noordhoek. Mr. Noordhoek is deemed to have shared voting and investment power with respect to the total of 138,323 shares held by Union Bank as trustee under the post-annuity trust and the CRUT, and such shares may also be deemed to be beneficially owned by Union Bank, Michael Dunlap, and Ms. Muhleisen and are included in the total number of shares beneficially owned by each of them as set forth in this table.
(24)Includes 1,000 shares held by an individual retirement account for a member of Ms. Bansal's immediate family who lives in the same household as Ms. Bansal. Ms. Bansal disclaims beneficial ownership of such shares.
(25)Matthew Dunlap directly holds 10,703 shares of Class A common stock and 100 shares of Class B common stock. Matthew Dunlap may be deemed to have shared voting and dispositive power with respect to 4,160 of the shares of Class A common stock and the 100 shares of Class B common stock he holds, and such shares may also be deemed to be beneficially owned by Michael Dunlap and are included in the total number of shares beneficially owned by Michael Dunlap as set forth in this table. For additional information regarding shares beneficially owned by Michael Dunlap and Dunlap Holdings, LLC in which Matthew Dunlap has an interest by virtue of being a beneficiary of various trusts, but with respect to which shares Matthew Dunlap does not have or share voting power or dispositive power and thus is not deemed to beneficially own such shares, see footnotes (3), (4) and (9) above.
(26)Includes 31,682 shares that Ms. Farrell has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan.
(27)Includes (i) 51,808 shares that Mr. Henning has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan, and (ii) 3,102 shares owned by Mr. Henning's spouse.
(28)Includes 5,312 shares that Mr. Peterson has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan. See footnote (16) above with respect to the 1,900,000 shares of the Company’s Class A common stock held by MCF, which shares may be deemed to be indirectly beneficially owned by Mr. Peterson.
(29)Includes 58,270 shares that Ms. Rath has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan.
(30)Includes 3,985 shares that Ms. Van Deun has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan.

Additional Beneficial Ownership Information for Michael S. Dunlap, Shelby J. Butterfield, and Angela L. Muhleisen
As of February 29, 2024
		Number of shares beneficially owned			Percentage of shares beneficially owned (1)			Percentage of combined voting power of all classes of stock (2)
Name		Class A	Class B	Total	Class A	Class B	Total
Michael S. Dunlap:	(3)
Shares held directly by Michael Dunlap and his spouse		1,452,982	952,522	2,405,504	5.5%	8.9%	6.5%	8.3%
Shares held by Dunlap Holdings, LLC	(4)	—	1,600,000	1,600,000	—	15.0%	4.3%	12.0%
Shares held by Union Bank for 2003 Dunlap GRAT post-annuity trusts	(5)	136	519,548	519,684	*	4.9%	1.4%	3.9%
Shares held by WRCM-managed 2011 Dunlap GRATs and other trusts	(6)	—	2,239,642	2,239,642	—	21.0%	6.0%	16.8%
Shares held by WRCM-managed 2015 Dunlap GRATs and post-annuity trusts	(6)	—	1,883,481	1,883,481	—	17.7%	5.1%	14.2%
Shares held by WRCM-managed 2020 Dunlap GRATs	(6)	—	347,320	347,320	—	3.3%	*	2.6%
All of the shares held by 50%-owned UFS	(7)	—	1,586,691	1,586,691	—	14.9%	4.3%	11.9%
Shares held by WRCM-managed Butterfield trusts	(6)	510	1,118,068	1,118,578	*	10.5%	3.0%	8.4%
Shares held by WRCM-managed Muhleisen GRATs and other trusts	(6)	501,786	—	501,786	1.9%	—	1.4%	*
Shares held by Union Bank for other persons:	(5)
For Muhleisen accounts		2,330,722	—	2,330,722	8.8%	—	6.3%	1.8%
For Bartels accounts	(8)	349,987	—	349,987	1.3%	—	*	*
For Butterfield accounts		—	63,424	63,424	—	*	*	*
For Noordhoek trusts	(9)	138,323	—	138,323	*	—	*	*
For Heimes trusts	(10)	32,940	—	32,940	*	—	*	*
For Kruger trusts	(11)	52,120	—	52,120	*	—	*	*
For other accounts		359,204	—	359,204	1.4%	—	*	*
Other shares	(12)	7,358	500	7,858	*	*	*	*
Totals for Michael S. Dunlap		5,226,068	10,311,196	15,537,264	19.8%	96.7%	42.0%	81.5%
Shelby J. Butterfield:	(13)
Shares held directly by Ms. Butterfield		—	168,053	168,053	—	1.6%	*	1.3%
All of the shares held by 50%-owned UFS	(7)	—	1,586,691	1,586,691	—	14.9%	4.3%	11.9%
Shares directly held by WRCM-managed Butterfield trusts	(6)	510	1,118,068	1,118,578	*	10.5%	3.0%	8.4%
Shares held by Stephen F. Butterfield Estate		—	5	5	—	*	*	*
Other shares		—	200	200	—	*	*	*
Totals for Shelby J. Butterfield		510	2,873,017	2,873,527	*	26.9%	7.8%	21.6%

Angela L. Muhleisen:	(14)
Shares held directly by Ms. Muhleisen and her spouse		2,167,835	—	2,167,835	8.2%	—	5.9%	1.6%
Shares held by WRCM-managed Muhleisen GRATs and other trusts	(6)	501,786	—	501,786	1.9%	—	1.4%	*
Shares held by Union Bank for other Muhleisen accounts		2,278,378	—	2,278,378	8.6%	—	6.2%	1.7%
Shares held by Muhleisen dynasty trusts		20,000	—	20,000	*	—	*	*

		Number of shares beneficially owned			Percentage of shares beneficially owned (1)			Percentage of combined voting power of all classes of stock (2)
Name		Class A	Class B	Total	Class A	Class B	Total
Shares held by Union Bank for other persons:	(5)
For 2003 Dunlap GRAT post-annuity trusts		136	519,548	519,684	*	4.9%	1.4%	3.9%
For Bartels accounts	(8)	349,987	—	349,987	1.3%	—	*	*
For Butterfield accounts		—	63,424	63,424	—	*	*	*
For Noordhoek trusts	(9)	138,323	—	138,323	*	—	*	*
For Heimes trusts	(10)	32,940	—	32,940	*	—	*	*
For Kruger trusts	(11)	52,120	—	52,120	*	—	*	*
For other accounts		359,204	—	359,204	1.4%	—	*	*
Totals for Angela L. Muhleisen		5,900,709	582,972	6,483,681	22.4%	5.5%	17.5%	8.8%
* Less than 1%.
(1)Based on 26,373,087 shares of Class A common stock and 10,663,088 shares of Class B common stock outstanding as of February 29, 2024.
(2)These percentages reflect the different voting rights of the Company's Class A common stock and Class B common stock under the Company's Articles of Incorporation. Each share of Class A common stock has one vote and each share of Class B common stock has ten votes on all matters to be voted upon by the Company's shareholders.
(3)See footnotes (3) and (4) with respect to the line item for Michael S. Dunlap ("Michael Dunlap") in the Beneficial Ownership table above.
(4)See footnote (9) with respect to the line item for Dunlap Holdings, LLC in the Beneficial Ownership table above.
(5)Union Bank and Trust Company (“Union Bank”) is indirectly controlled by Michael Dunlap and his sister Angela L. Muhleisen through Farmers & Merchants Investment Inc. (“F&M”). See footnotes (12) and (13) with respect to the line item for Union Bank in the Beneficial Ownership table above.
(6)Whitetail Rock Capital Management, LLC (“WRCM”) is a majority-owned subsidiary of the Company. See footnotes (18) and (19) with respect to the line item for WRCM in the Beneficial Ownership table above.
(7)Union Financial Services, Inc. (“UFS”) is 50.0% owned by Michael Dunlap and 50.0% owned by the Stephen F. Butterfield GST Non-Exempt Marital Trust (the “Butterfield GST Non-Exempt Marital Trust”). See footnote (20) with respect to the line item for UFS in the Beneficial Ownership table above. See also footnotes (7) and (8) with respect to the line item for the Butterfield GST Non-Exempt Marital Trust in the Beneficial Ownership table above.
(8)Deborah Bartels is a sister of Michael Dunlap and Ms. Muhleisen. See footnote (17) with respect to the line item for Ms. Bartels in the Beneficial Ownership table above.
(9)See footnote (23) with respect to the line item for Jeffrey R. Noordhoek in the Beneficial Ownership table above.
(10)See footnote (21) with respect to the line item for Terry J. Heimes in the Beneficial Ownership table above.
(11)See footnote (22) with respect to the line item for James D. Kruger in the Beneficial Ownership table above.
(12)Includes 4,160 shares of Class A common stock and 100 shares of Class B common stock held directly by Matthew W. Dunlap, a son of Michael Dunlap. See footnote (25) with respect to the line item for Matthew W. Dunlap in the Beneficial Ownership table above.
(13)See footnotes (5) and (6) with respect to the line item for Ms. Butterfield in the Beneficial Ownership table above.
(14)See footnotes (10) and (11) with respect to the line item for Ms. Muhleisen in the Beneficial Ownership table above.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company’s executive officers, directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC reports of ownership of Company securities and changes in reported ownership. Based solely on a review of information furnished to the Company and contained in reports filed with the SEC, as well as written representations from reporting persons that all reportable transactions were reported, the Company believes during the year ended December 31,

2023, the Company’s executive officers, directors, and greater than ten percent beneficial owners timely filed all reports they were required to file under Section 16(a) of the Exchange Act, except as previously disclosed and except as noted below.
A Form 4 report for William J. Munn was filed on September 5, 2023, which included the late reporting of two gifts of shares of Class A common stock that occurred on July 6, 2023 and July 7, 2023 by Mr. Munn to a living trust of which Mr. Munn and his spouse are the trustees and beneficiaries.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Transactions with Related Parties
The Company has adopted written policies and procedures providing that the Nominating and Corporate Governance Committee will conduct a reasonable prior review and oversight of all related party transactions for potential conflicts of interest and will prohibit such a transaction if it determines the transaction to be inconsistent with the interests of the Company and its shareholders. For purposes of these policies and procedures, a “related party transaction” means any transaction, arrangement, or relationship, or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) required to be disclosed by Item 404 of SEC Regulation S-K, because (i) the Company is a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, and (iii) a related party has or will have a direct or indirect material interest. In addition, a “related party” means (i) any of the Company’s directors, executive officers, or nominees for director, (ii) any shareholder that beneficially owns more than five percent of the Company's outstanding shares of common stock, and (iii) an immediate family member of any of the foregoing. The Nominating and Corporate Governance Committee approves only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee may, in its discretion, also submit certain transactions which it has approved to the full Board of Directors for the Board’s approval as well, where it deems appropriate.
In determining whether to approve a related party transaction, the Nominating and Corporate Governance Committee reviews the material terms and facts of the transaction and takes into account the factors it deems appropriate, which may include, among others, the purpose and timing of, and the potential benefits and risks to the Company of, the transaction, the availability of other sources for comparable products or services, the impact on a director's independence in the event the related party is a director, and the extent of the related party's interest in the transaction. If a related party transaction is ongoing, the Nominating and Corporate Governance Committee continues oversight of the transaction and reviews and assesses ongoing relationships with the related party on at least an annual basis to verify that they comply with the policies and remain appropriate.
All approved related party transactions are communicated to the full Board of Directors by the Chairman of the Nominating and Corporate Governance Committee, or his designee. Michael Dunlap beneficially owns shares representing 81.5% of the combined voting power of the Company's shareholders as of February 29, 2024. Because of his beneficial ownership, Michael Dunlap can effectively elect each member of the Board of Directors, including all members of the Nominating and Corporate Governance Committee, and has the power to defeat or remove each member.
Although there is no formal requirement for executive management of the Company to approve related party transactions, executive management reviews all related party transactions. Upon reviewing related party transactions, executive management takes into account the factors it deems appropriate, which may include, among others, the benefits to the Company, the availability of other sources for comparable products or services, the impact on a director's independence in the event the related person is a director, and the extent of the related person's interest in the transaction. As Executive Chairman and controlling shareholder of the Company, Michael Dunlap effectively has control over each member of the Company's executive management, who were initially hired by Michael Dunlap and can be fired or otherwise penalized at his direction.
During 2023, the Company entered into certain transactions and had business arrangements with Union Bank and Trust Company, Farmers & Merchants Investment Inc. ("F&M"), Michael Dunlap, Hudl, and trusts associated with Shelby J. Butterfield. These transactions were reviewed and approved by the Nominating and Corporate Governance Committee and reviewed by executive management. Union Bank and Trust Company, F&M, Hudl, and Ms. Butterfield are related persons as discussed below. We cannot affirm whether or not the fees and terms of each transaction are substantially the same terms as those prevailing at the time for transactions with persons that do not have a relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). However, all related party transactions are based on available market information for comparable assets, products, and services and are extensively negotiated.
•Union Bank and Trust Company and Farmers & Merchants Investment Inc. - Union Bank is controlled by F&M, which owns 81.5% of Union Bank's common stock and 15.5% of Union Bank's non-voting non-convertible preferred stock. Certain grantor retained annuity trusts established by Michael Dunlap, a significant shareholder, Executive

Chairman, and a member of the Board of Directors of the Company, and his spouse, own a total of 50.4% of the outstanding voting common stock of F&M, and a certain grantor retained annuity trust established by Michael Dunlap’s sister, Angela L. Muhleisen, owns 49.2% of the outstanding voting common stock of F&M. In addition, Michael Dunlap and his family and Ms. Muhleisen and her family own a total of 8.9% and 7.9%, respectively, of F&M's outstanding non-voting preferred stock, which amounts are convertible into shares of F&M common stock which would currently represent an additional 3.8% and 3.4%, respectively, of F&M's outstanding common stock on an as converted basis. Michael Dunlap serves as a Director and Co-Chairperson of F&M, and as a Director of Union Bank. Ms. Muhleisen serves as a Director, Co-Chairperson, and Chief Executive Officer of F&M and as a Director, Chairperson, and member of the executive committee of Union Bank. Union Bank is deemed to have beneficial ownership of a significant number of shares of Nelnet because it serves in a capacity of trustee or account manager for various trusts and accounts holding shares of the Company, and may share voting and/or investment power with respect to such shares. At February 29, 2024, Union Bank was deemed to beneficially own 10.4% of the Company's common stock. The stock holdings of Union Bank are deemed to be beneficially owned by both Michael Dunlap and Ms. Muhleisen. At February 29, 2024, Michael Dunlap beneficially owned 42.0% of the Company's outstanding common stock and Ms. Muhleisen beneficially owned 17.5% of the Company's outstanding common stock.
▪North Central Bancorp, Inc. ("NCB") - F&M owns 19.7% of NCB's class A voting stock. Michael Dunlap is the Vice Chairman of the Board of Directors and Matthew Dunlap is a member of the Board of Directors. Michael Dunlap also owns approximately 2% and Ms. Muhleisen owns 3% of NCB's class A voting stock.
▪Infovisa, Inc. - Infovisa, Inc. is controlled by F&M, which owns 86.0% of the entity's common stock, and Michael Dunlap is the Chairman of the Board of Directors.
▪Farm and Home Insurance Agency, Inc. ("F&H") - Ms. Muhleisen and her family own 15.4% of F&H, and Michael Dunlap is a member of the Board of Directors, and together with his family owns 8.1% of F&H.
•Hudl - Hudl is an online video and coaching tools software company for athletes of all levels, of which Mr. Graff, who has served on the Company's Board of Directors since 2014, is CEO, co-founder, and a director.
•Ms. Butterfield - Ms. Butterfield is a significant shareholder of the Company, and is also a co-trustee of the Stephen F. Butterfield GST Non-Exempt Marital Trust (the "Butterfield GST Non-Exempt Marital Trust"), which is also a significant shareholder of the Company. As of February 29, 2024, Ms. Butterfield and the Butterfield GST Non-Exempt Marital Trust beneficially owned 7.8% and 4.9%, respectively, of the Company's outstanding common stock.
Transactions with Union Bank
The Company has entered into certain contractual arrangements with Union Bank. These transactions include:
•Loan purchases - During 2023, the Company purchased $467.6 million (par value) of federally insured loans from Union Bank. The premium paid by the Company for loan purchases in 2023 were insignificant.
In addition, the Company has an agreement with Union Bank in which the Company provides marketing, origination, and loan servicing services to Union Bank related to private education loans. The amount paid to Union Bank for these services in 2023 was insignificant.
•Loan servicing - As of December 31, 2023, the Company serviced $173.8 million of loans for Union Bank. Servicing and origination fee revenue earned by the Company from servicing loans for Union Bank was $0.3 million for the year ended December 31, 2023.
•Funding - Participation Agreements
▪The Company maintains an agreement with Union Bank, as trustee for various grantor trusts, under which Union Bank has agreed to purchase from the Company participation interests in student loans. The Company uses this facility as a source to fund FFELP student loans. As of December 31, 2023, $295.1 million of loans were subject to outstanding participation interests held by Union Bank, as trustee, under this agreement. The agreement automatically renews annually and is terminable by either party upon five business days' notice. This agreement provides beneficiaries of Union Bank's grantor trusts with access to investments in interests in student loans, while providing liquidity to the Company on a short term basis. The Company can participate loans to Union Bank to the extent of availability under the grantor trusts, up to $900 million or an amount in excess of $900 million if mutually agreed to by both parties.
▪In addition, the Company maintains an agreement with Union Bank, as trustee for various grantor trusts, under which Union Bank has agreed to purchase from the Company participation interests in student loan asset-backed securities. As of December 31, 2023, $0.1 million of student loan asset-backed securities were subject to outstanding participation interests held by Union Bank, as trustee, under this agreement. The agreement automatically renews annually and is terminable by either party upon five business days' notice. The Company can participate student loan asset-backed securities to Union Bank to the extent of availability under the grantor trusts, up to $400.0 million or an amount in excess of $400.0 million if mutually agreed to by both parties.
•Funding - Real Estate
▪401 Building, LLC (“401 Building”) is an entity that was established in 2015 for the sole purpose of acquiring, developing, and owning a commercial real estate property in Lincoln, Nebraska. The Company owns 50% of 401 Building. On May 1, 2018, Union Bank, as lender, received a $1.5 million promissory note from 401 Building. The promissory note carries an interest rate of 6.00% and has a maturity date of December 1, 2032.
▪330-333, LLC (“330-333”) is an entity that was established in 2016 for the sole purpose of acquiring, developing, and owning a commercial real estate property in Lincoln, Nebraska. The Company owns 50% of 330-333. On October 22, 2019, Union Bank, as lender, received a $162,000 promissory note from 330-333. The promissory note carries an interest rate of 6.00% and has a maturity date of December 1, 2032.
▪TDP Phase III (“TDP”) is an entity that was established in 2015 for the sole purpose of acquiring, developing, and owning a commercial real estate property in Lincoln, Nebraska. The Company owns 25% of TDP. On December 30, 2022, Union Bank, as lender, received a $20.0 million promissory note from TDP. The promissory note carries an interest rate of 5.85% and has a maturity date of January 1, 2028.
•Funding - Nelnet Renewable Energy
▪Nelnet Renewable Energy is the Company's operating segment that invests in solar tax equity investments and constructs, finances, owns, and operates solar development projects. Union Bank has provided funding for several Nelnet Renewable Energy properties and solar fields. As of December 31, 2023, the total amount outstanding on such loans was $5.8 million, with interest rates ranging from 5.00% to 6.05% and maturity dates ranging from March 1, 2024 to November 15, 2030. During 2023, Union Bank also made certain tax equity investments in such renewable energy solar partnerships; see "Solar Transactions" below for additional detail.
•Operating cash - The majority of the Company's cash operating bank accounts are maintained at Union Bank. The Company also invests cash in the Short term Federal Investment Trust (STFIT) of the Student Loan Trust Division of Union Bank, which the Company uses as operating cash accounts and accounts to hold customer funds as a loan servicer and payments provider before remitting such funds to lending entities and schools, respectively. As of December 31, 2023, the Company had $459.1 million deposited at Union Bank in operating accounts or invested in the STFIT. Interest income earned from cash deposited in these accounts for the year ended December 31, 2023 was $4.7 million.
•529 Plan administration - The Company provides certain 529 Plan administration services to certain college savings plans (the “College Savings Plans”) through a contract with Union Bank, as the program manager. Union Bank is entitled to a fee as program manager pursuant to its program management agreement with the College Savings Plans. In 2023, the Company received fees of $2.5 million from Union Bank related to the Company's administration services provided to the College Savings Plans.
Additionally, Union Bank, as the program manager for the College Savings Plans, has agreed to allocate plan bank deposits to Nelnet Bank. As of December 31, 2023, Nelnet Bank had $413.2 million in deposits from the funds offered under the College Savings Plans.
•Lease arrangements - Prior to the lease agreement expiration in 2023, Union Bank leased approximately 4,100 square feet in the Company's corporate headquarters building. During 2023, Union Bank paid the Company approximately $55,000 for rent.
During 2023, the Company entered into a lease agreement with Union Bank for office space in Omaha, Nebraska. The Company paid Union Bank $1.1 million in rent pursuant to this agreement prior to terminating the lease, at which time the Company paid a $2.4 million termination fee to Union Bank.
•Other fees paid to Union Bank - During 2023, the Company paid Union Bank approximately $592,000 in cash and flexible spending accounts management, trustee and health savings account maintenance fees, and investment custodial and correspondent services for Nelnet Bank.
•Other fees received from Union Bank - During 2023, the Company received approximately $351,000 from Union Bank related to employee sharing arrangements.

•Investment services - Union Bank has established various trusts whereby Union Bank serves as trustee for the purpose of purchasing, holding, managing, and selling investments in student loan asset-backed securities. WRCM, an SEC registered investment advisor and a majority owned subsidiary of the Company, has a management agreement with Union Bank, under which WRCM performs various advisory and management services on behalf of Union Bank with respect to investments in securities by the trusts, including identifying securities for purchase or sale by the trusts. The agreement provides that Union Bank will pay to WRCM annual fees of 10 basis points to 25 basis points on the outstanding balance of the investments in the trusts. As of December 31, 2023, the outstanding balance of investments in the trusts was $2.4 billion. In addition, Union Bank will pay additional fees to WRCM which equal a share of the gains from the sale of securities from the trusts or securities being called prior to the full contractual maturity. During 2023, the Company earned $5.5 million of fees under this agreement.
WRCM also has management agreements with Union Bank under which it is designated to serve as investment advisor with respect to the assets (principally Nelnet stock) within several trusts established by Michael Dunlap and his spouse, and Ms. Muhleisen and her spouse. Union Bank serves as trustee for the trusts. Per the terms of the agreements, Union Bank pays WRCM five basis points (annually) of the aggregate value of the assets of the trusts as of the last day of each calendar quarter. As of December 31, 2023, WRCM was the investment advisor with respect to a total of 501,786 shares and 4.5 million shares of the Company's Class A and Class B common stock, respectively, held directly by these trusts. During 2023, the Company earned approximately $249,000 of fees under these agreements.
WRCM has established private investment funds for the primary purpose of purchasing, selling, investing, and trading, directly or indirectly, in student loan asset-backed securities, and to engage in financial transactions related thereto. Michael Dunlap, Jeffrey R. Noordhoek (Chief Executive Officer of the Company), Ms. Muhleisen and her spouse, and WRCM have invested $1.2 million, $1.1 million, $5.3 million, and $0.3 million, respectively, in certain of these funds. Based upon the current level of holdings by non-affiliated limited partners, the management agreements provide non-affiliated limited partners the ability to remove WRCM as manager without cause. WRCM earns 50 basis points (annually) on the outstanding balance of the investments in these funds, of which WRCM pays approximately 50% of such amount to Union Bank as custodian. As of December 31, 2023, the total outstanding balance of investments in these funds was $131.7 million. During 2023, the Company paid Union Bank $0.3 million as custodian of the funds.
•Defined contribution plan - Union Bank administers the Company's 401(k) defined contribution plan. Fees paid to Union Bank to administer the plan, approximately $852,000 in 2023, are paid by the plan's participants.
The net aggregate impact on the Company's consolidated statements of income for the year ended December 31, 2023 related to the transactions with Union Bank as described above was income (before income taxes) of $9.4 million.
The Company intends to maintain its relationship with Union Bank, which the Company's management believes provides certain benefits to the Company. Those benefits include Union Bank's knowledge of and experience in the FFELP industry, its willingness to provide services, and at times liquidity and capital resources, on an expedient basis, and the proximity of Union Bank to the Company's corporate headquarters located in Lincoln, Nebraska.
The majority of transactions and arrangements with Union Bank are not offered to unrelated third parties or subject to competitive bids. Accordingly, these transactions and arrangements not only present conflicts of interest, but also pose the risk to the Company's shareholders that the terms of such transactions and arrangements may not be as favorable to the Company as it could receive from unrelated third parties. Moreover, the Company may have and/or may enter into contracts and business transactions with related parties that benefit Michael Dunlap and his sister, as well as other related parties, that may not benefit the Company and/or its minority shareholders.
Transactions with Michael Dunlap
The Company owns an 82.5% interest in an aircraft due to the frequent business travel needs of the Company's executives and the limited availability of commercial flights in Lincoln, Nebraska, where the Company's headquarters are located. An entity owned by Michael Dunlap (which entity is referred to herein as “MSD”) owns the remaining 17.5% interest in the same aircraft. The aircraft joint ownership agreement between the Company and MSD for this aircraft provides that it will continue in effect on a month to month basis until terminated by mutual agreement, and that MSD has the right to require the Company to purchase MSD’s interest in the aircraft for an amount based on the aircraft's fair market value at that time. If the term of the joint ownership agreement is not extended by agreement of the Company and MSD, the aircraft must be sold and the net proceeds from the sale distributed to the Company and MSD in proportion to their ownership percentages. Under an aircraft maintenance agreement among the Company, MSD, and an unrelated aviation service company, the Company and MSD paid a total of $1.1 million in management fees to the service company in 2023 based on the Company's and MSD's respective ownership percentages. The maintenance agreement also provides that the Company must pay for all flight operating expenses for each flight conducted on its behalf, with a corresponding obligation by MSD, and that both the Company and MSD must pay their pro-rata portion, based on actual use percentages, of the cost of maintaining the aircraft.
On June 26, 2020, Nelnet Bank, Nelnet, Inc., and Michael Dunlap (as Nelnet, Inc.’s controlling shareholder) entered into a Capital and Liquidity Maintenance Agreement and a Parent Company Agreement with the FDIC in connection with Nelnet, Inc.’s role as a source of financial strength for Nelnet Bank. As part of the Capital and Liquidity Maintenance Agreement, Nelnet, Inc. is obligated to (i) contribute capital to Nelnet Bank for it to maintain capital levels that meet FDIC requirements for a “well capitalized” bank, including a leverage ratio of capital to total assets of at least 12%; (ii) provide and maintain an irrevocable asset liquidity takeout commitment for the benefit of Nelnet Bank in an amount equal to the greater of either 10% of Nelnet Bank’s total assets or such additional amount as agreed to by Nelnet Bank and Nelnet, Inc.; (iii) provide additional liquidity to Nelnet Bank in such amount and duration as may be necessary for Nelnet Bank to meet its ongoing liquidity obligations; and (iv) establish and maintain a pledged deposit of $40.0 million with Nelnet Bank.
Transactions with Hudl
The Company and Michael Dunlap, along with his children (including Matthew Dunlap), hold equity ownership interests in Hudl. On February 6, 2023, the Company purchased stock from existing Hudl shareholders for total consideration of $31.5 million. Subsequent to the February 2023 transaction, the Company and Michael Dunlap, along with his children, currently hold total equity ownership interests in Hudl of approximately 25%. The Company's and Mr. Michael Dunlap's equity ownership interests in Hudl consist of preferred stock with certain liquidation preferences that are considered substantive.
The Company owns 25% of TDP, which is the entity that developed and owns a building in Lincoln's Haymarket District that is the headquarters for Hudl, in which Hudl is the primary tenant and Nelnet is a tenant in this building. During 2023, the Company paid Hudl approximately $558,000 to provide lunches for Nelnet's associates in Hudl's employee cafeteria.
Prior to May 2023, Hudl had a $55 million unsecured line of credit with Union Bank. In May 2023, this line of credit was replaced with a $100 million syndicated credit facility, in which Union Bank and an unrelated third-party bank are the participating lenders, with Union Bank holding a 40% share of the facility. This facility is comprised of an $85 million revolving line of credit, and a $15 million delayed draw term loan. As of December 31, 2023, there was $6.0 million outstanding on the line of credit and the delayed draw loan had not been exercised. The maturity date of the line of credit is May 9, 2028.
Transactions with Butterfield Trusts
WRCM has management agreements with Union Bank under which it is designated to serve as investment advisor with respect to the Nelnet stock within several trusts established by Ms. Butterfield and Stephen F. Butterfield (who passed away in 2018). Union Bank serves as trustee for the trusts. Per the terms of the agreements, Union Bank pays WRCM five basis points (annually) of the aggregate value of the Nelnet stock in the trusts as of the last day of each calendar quarter. As of December 31, 2023, WRCM was the investment advisor with respect to a total of 510 shares and 1.9 million shares of the Company's Class A and Class B common stock, respectively, held directly and indirectly by these trusts and for which WRCM is compensated under these agreements. During 2023, the Company earned approximately $103,000 of fees under these agreements.
Solar Transactions
The Company has made numerous tax equity investments in renewable energy solar partnerships to support the development and operations of solar projects throughout the country, alongside tax equity investments in such projects syndicated to third-party investors. These investments provide a federal income tax credit, based on an applicable percentage of the eligible project cost, in addition to cash distributions and other tax benefits. The investments are made through Company-managed limited liability companies that invest in the projects, and as part of these transactions the Company receives management and performance fees under management agreements for the transactions.
During 2023, portions of various of the Company’s solar tax equity investment transactions were syndicated among Union Bank, F&M, NCB, Infovisa, and F&H as co-investors, along with other unrelated third-party investors. As of December 31, 2023, the total amount of tax equity investments in these transactions was $120.7 million, and the total amounts invested by the Company, Union Bank, F&M, NCB, Infovisa, and F&H were $40.5 million, $23.3 million, $18.1 million, $8.3 million, $1.8 million, and $1.2 million, respectively. The relative co-investment percentage by the Company in these transactions varied by transaction, ranging from 10% to 59%, and the participation and relative co-investment percentages by Union Bank, F&M, NCB, Infovisa, and F&H also varied by transaction. The total fees earned by the Company during 2023 from these transactions that were allocable to Union Bank, F&M, NCB, Infovisa, and F&H were approximately $153,000, $123,000, $43,000, $12,000, and $8,000, respectively.

Stock Repurchase
On November 13, 2023, the Company repurchased, in a privately negotiated transaction under the Company’s existing stock repurchase program, 143,556 shares and 139,556 shares of the Company’s Class A common stock from Jalene Hart and Roxanne Corbett, respectively, both sisters-in-law of Michael Dunlap. The shares were repurchased for $81.52 per share, which represented a discount to the closing market price of the Company’s Class A common stock as of November 10, 2023 (the most recent trading day preceding the repurchase date), which was $85.81 per share. The transaction was separately approved by the Company’s Board of Directors and its Nominating and Corporate Governance Committee.
Other Transactions
In 2023, the Company paid $1,000 each in board observer fees to Michael Dunlap's sons, Hunter Dunlap and Jacob Dunlap.
Unico Group, Inc. ("Unico"), an insurance agency of which Michael Dunlap's children (including Matthew Dunlap) and Ms. Muhleisen's children own approximately 4.0 percent, provided real estate related insurance services to TDP during 2023. TDP paid Unico approximately $54,000 for these services during 2023.
AUDIT COMMITTEE REPORT
Report of the Board Audit Committee
The Audit Committee of the Board of Directors (the “Committee”) is responsible for the oversight of the integrity of the Company's consolidated financial statements, the Company's system of internal control over financial reporting, the Company's policy standards and guidelines for risk assessment and risk management and compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent auditor, and the performance of the Company's internal and independent auditors. The Committee has the sole authority and responsibility to select, determine the compensation of, evaluate, and, when appropriate, replace the Company's independent auditor. The Committee, with input from management, regularly monitors the performance of the key members of the independent auditors’ team, including the lead partner. In the case of rotation of the lead partner, the Committee is involved in the selection of the new lead audit partner, and considers such factors as the individual’s professional and relevant industry experience, other current assignments, and the proximity of their office location to the Company’s headquarters. The Committee is also responsible under the Sarbanes-Oxley Act of 2002 for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee operates under a written charter adopted by the Board, a copy of which is available at www.nelnetinvestors.com. The Board has determined that each Committee member is independent under the standards of director independence established under the Company's Corporate Governance Guidelines and the NYSE listing requirements and is also independent under applicable independence standards of the Exchange Act and the SEC rules thereunder.
The Committee serves in an oversight capacity and is not part of the Company's managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles, and for the report on the Company's internal control over financial reporting. The Company's independent auditor, KPMG LLP, is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for expressing an opinion on the effectiveness of the Company's internal control over financial reporting. The Committee's responsibility is to oversee the financial reporting process and to review and discuss management's report on the Company's internal control over financial reporting. The Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditor, and the independent auditor.
The Committee held seven meetings during 2023. The Committee, among other things:
•Reviewed and discussed the Company's earnings releases, Quarterly Reports on Form 10-Q, and Annual Report on Form 10-K, including the consolidated financial statements and compliance with legal and regulatory requirements
•Reviewed and discussed, in conjunction with the Risk and Finance Committee, the Company's policies and procedures for risk assessment and risk management and the major risk exposures of the Company and its business units, as appropriate
•Reviewed and discussed the annual plan and the scope of the work of the internal auditor for fiscal 2023 and reviewed all completed reports of the internal auditor

•Reviewed management's progress on addressing internal and external audit findings
•Reviewed and discussed the annual plan and scope of the work of the independent auditor
•Reviewed and discussed, in conjunction with the Compliance Committee, reports from management on the Company's policies regarding applicable consumer-oriented legal and regulatory requirements
•Met with KPMG LLP, the internal auditor, and Company management in separate executive sessions
The Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2023 with management, the internal auditor, and KPMG LLP. The Committee reviewed and discussed the critical accounting policies and estimates as set forth in the Company's Annual Report on Form 10-K, management's annual report on the Company's internal control over financial reporting, and KPMG LLP's opinions on the consolidated financial statements and the effectiveness of internal control over financial reporting. The Committee also discussed with management and the internal auditor the process used to support certifications by the Company's Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company's periodic filings with the SEC and the processes used to support management's annual report on the Company's internal control over financial reporting.
The Committee discussed with KPMG LLP matters related to the audit of the Company's consolidated financial statements and the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (PCAOB), and in connection therewith discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. This review included a discussion with management and KPMG LLP as to the quality (not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the disclosures within the Company's consolidated financial statements, including the disclosures relating to critical accounting policies.
KPMG LLP also provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP's independence from the Company. The Committee discussed with KPMG LLP their independence from the Company. When considering KPMG LLP's independence, the Committee considered if services they provided to the Company beyond those rendered in connection with their audit of the Company's consolidated financial statements, reviews of the Company's interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, and their opinion on the effectiveness of the Company's internal control over financial reporting were compatible with maintaining their independence. The Committee also reviewed and pre-approved all audit, audit-related, and tax services performed by KPMG LLP. For tax services, the pre-approval included discussion with KPMG LLP concerning their independence as required by PCAOB Rule 3524 (Audit Committee Pre-approval of Certain Tax Services). The Committee received regular updates on the amount of fees and scope of audit, audit-related, and tax services provided.
Based on the Committee's review and these meetings, discussions, and reports, and subject to the Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board that the Company's consolidated financial statements for the year ended December 31, 2023, management's assertions related to the effectiveness of the Company's internal control over financial reporting, along with KPMG LLP's audit opinions thereon, be included in the Company's 2023 Annual Report on Form 10-K for filing with the SEC.
The Committee has also selected KPMG LLP as the Company's independent auditor for the year ending December 31, 2024 and is presenting the selection to the shareholders for ratification.
KPMG LLP has been the Company’s independent auditor since 1998. The Committee last went through a Request for Proposal for independent audit and non-audit services effective for the year ended December 31, 2012.
The four independent directors listed below are the members of the Audit Committee and current directors who participated in the review, discussions, and recommendation with respect to the Audit Committee Report for 2023.
Respectfully submitted,
Thomas E. Henning, Chairman
Preeta D. Bansal
David S. Graff
Adam K. Peterson

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee selects the Company's independent registered public accounting firm. This proposal is put before the shareholders because the Board believes that it is good corporate governance practice to seek shareholder ratification of the selection of the independent registered public accounting firm. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders' vote when determining whether to continue the firm's engagement.
The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for 2024.
The affirmative vote of the majority of votes cast at the Annual Meeting is required to ratify the appointment of KPMG LLP. Unless marked to the contrary, proxies will be voted FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for 2024.
Representatives of KPMG LLP are expected to attend the Annual Meeting and to respond to appropriate questions from shareholders present at the meeting and will have an opportunity to make a statement if they desire to do so.
Independent Accountant Fees and Services
Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2023 and 2022 are set forth below.

	2023	2022
Audit fees	$1,630,941	1,405,997
Audit-related fees	1,937,000	1,549,860
Tax fees	150,918	160,917
All other fees	1,780	1,780
Total	$3,720,639	3,118,554
Audit-related fees were for assurance and other services related to service provider compliance reports, including Service Organization Controls (SOC1) reports on the effectiveness of the Company's controls for student loan servicing and other services provided for its customers, agreed-upon procedures for Company-sponsored student loan securitization financings and other matters, and consultations concerning financial accounting and reporting standards.
Tax fees were for services related to tax compliance and planning.
All other fees represent the amount paid by the Company for access to an online accounting and tax reference tool.
In addition to the services and fees described above, KPMG LLP was engaged to perform audits of and provide tax services for certain private investment funds which are managed by WRCM, for which KPMG LLP received total fees of $94,375 and $99,375 in 2023 and 2022, respectively. KPMG LLP was also engaged to perform audits for certain of the Company's solar subsidiaries, and received fees of $81,000 and $41,500 in 2023 and 2022, respectively.
The Audit Committee's pre-approval policy with respect to audit and permitted non-audit services by the independent auditor is set forth in its charter. The Audit Committee has the sole authority to appoint, retain, and terminate the Company's independent auditor, which reports directly to the Audit Committee. The Audit Committee is directly responsible for the evaluation, compensation (including as to fees and terms), and oversight of the work of the Company's independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services for the Company. All related fees and costs of the independent auditor, as determined by the Audit Committee, are paid promptly by the Company in accordance with its normal business practices. All auditing services and permitted non-audit services performed for the Company by the independent auditor, including the services for 2023 and 2022 described above, are pre-approved by the Audit Committee, subject to applicable laws, rules, and regulations. The Audit Committee may form and delegate to a subcommittee the authority to grant pre-approvals with respect to auditing services and permitted non-auditing services, provided that any such grant of pre-approval shall be reported to the full Audit Committee at its next meeting.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Section 14A of the Exchange Act requires that the Company provide its shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the Company's Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC, and the Company is therefore providing its shareholders with the opportunity to cast such an advisory vote on executive compensation at this year’s Annual Meeting as described below. The Company believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company's executive compensation program.
Based on the results of an advisory vote on the frequency of advisory votes on executive compensation at the Company's 2023 annual meeting of shareholders, where the Board of Directors recommended and the shareholders voted in favor of holding an advisory vote on executive compensation every year, the Board of Directors determined that, until the next vote on the frequency of holding advisory votes on executive compensation, the Company will hold a shareholder advisory vote on executive compensation every year. Section 14A of the Exchange Act requires that at least once every six years the Company provide its shareholders with the opportunity to vote, on a nonbinding, advisory basis, on whether the frequency of future advisory votes on executive compensation will be every one, two, or three years.
As described in the Compensation Discussion and Analysis section of this Proxy Statement, the Company's objective for its executive compensation program is to attract, motivate, develop, and retain executives who will contribute to the Company's long-term success and the creation of shareholder value. The Company seeks to accomplish this objective in a way that rewards performance and is aligned with its shareholders' long-term interests, and the Company's compensation programs are designed to reward the Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
The framework and executive compensation philosophy are established by an independent People Development and Compensation Committee of the Board of Directors. The following items reflect our commitment to pay for performance and to maintain a strong executive compensation governance framework:
•Incentive plans that are based upon financial and operational goals that are reviewed annually by the People Development and Compensation Committee.
•An annual risk assessment conducted by the People Development and Compensation Committee to evaluate whether incentive programs drive behaviors that are demonstrably within the risk management parameters it deems prudent.
•A robust share ownership and retention policy.
The Compensation Discussion and Analysis and the compensation tables and disclosures provided in this Proxy Statement describe the Company's executive compensation program in more detail, and discuss the following key elements of the program:
•We pay for performance, both in setting base salaries and awarding incentives via an Executive Officers Incentive Compensation Plan. This plan is used to assess the participating Named Executive Officers’ performance based on numerous criteria, including certain financial measures such as levels of earnings, growth of assets, return on equity and assets, cash flow, market share, operating margins and operating expenses; certain service measures including performance of the Company's operating segments; employee engagement; and strategic positioning.
•Periodically, we retain external, independent compensation consultants to review the compensation levels and practices for the Named Executive Officers, compare those levels to executives in comparable positions in select industries and companies, and identify potential gaps or inconsistencies in our compensation practices.
•None of the Named Executive Officers has an employment agreement or severance arrangement. In addition, the Company generally does not provide significant perquisites, tax reimbursements, or change in control benefits to the Named Executive Officers that are not available to other employees, and we do not issue stock options.
•Each of the Named Executive Officers is employed at-will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team.
The Company believes the compensation program for the Named Executive Officers is instrumental in helping the Company achieve its strong financial performance, and is asking shareholders to approve the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. As an advisory vote, the vote on this proposal is not binding upon the Company, the Board of Directors, or the People Development and Compensation Committee. However, the People Development and Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.
Accordingly, the Company's shareholders are asked to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.”
The Board of Directors recommends a vote FOR the approval of the compensation of the Company's Named Executive Officers, as disclosed in this Proxy Statement.
OTHER SHAREHOLDER MATTERS
Householding
Under SEC rules, we are allowed to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required annual meeting materials to two or more shareholders sharing the same address. We may do this only if the shareholders at that address share the same last name or if we reasonably believe that the shareholders are members of the same family or group. If we are sending a Notice, the envelope must contain a separate Notice for each shareholder at the shared address. Each Notice must also contain a unique control number that each shareholder will use to gain access to our proxy materials and vote online. If we are mailing a paper copy of our proxy materials, the rules require us to send each shareholder at the shared address a separate proxy card.
We believe these rules are beneficial to both our shareholders and to us. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, shareholders at a shared address may revoke their consent to the householding program and receive their Notice in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you receive a single set of proxy materials but prefer to receive separate copies for each registered account in your household, please contact our agent, Broadridge, at: 1-866-540-7095, or in writing at: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Broadridge will remove you from the householding program within 30 days of receipt of your request, following which you will begin receiving an individual copy of the material.
You can also contact Broadridge at the phone number above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Other Business
On the date that this Proxy Statement was first made available to shareholders, the Board of Directors had no knowledge of any other matter which will come before the Annual Meeting other than the matters described herein. However, if any such matter is properly presented at the Annual Meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the Annual Meeting.
Shareholder Proposals for 2025 Annual Meeting
Shareholder proposals intended to be presented at the 2025 Annual Meeting of Shareholders must be received at the Company's offices at 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508, Attention: Corporate Secretary, on or before December 5, 2024, to be eligible for inclusion in the Company's 2025 proxy materials. The inclusion of any such proposal in such proxy materials shall be subject to the requirements of the proxy rules adopted under the Exchange Act (the “Proxy Rules”). The submission of a shareholder proposal does not guarantee that it will be included in the Company's Proxy Statement.
A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law, and other legal requirements and without seeking to have the proposal included in the Company's Proxy Statement pursuant to the Proxy Rules. Under the Company's Bylaws, the Secretary of the Company must receive notice of any such proposal or nominations for the Company's 2025 Annual Meeting between

January 16 and February 15, 2025 (90 to 120 days before the first anniversary of this year's Annual Meeting date). The notice must contain the information required by the Company's Bylaws. In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2025. A proxy may confer discretionary authority to vote on any matter at a meeting if the Company does not receive notice of the matter within the time frame described above. A copy of the Company's Bylaws is available at the Company's investor relations website at www.nelnetinvestors.com under “Corporate Governance” - “Governance Documents” or is available upon request to: Nelnet, Inc., 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508, Attention: Corporate Secretary. The Chairman of the meeting may exclude matters that are not properly presented in accordance with these requirements.
MISCELLANEOUS
The information under the captions “People Development and Compensation Committee Report” and “Audit Committee Report” (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

nelnet

NELNET, INC.
ATTN: PHIL MORGAN
121 S. 13TH STREET, SUITE 100
LINCOLN, NE 68508

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 15, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 13, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NNI2024**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website, the control number that is printed in the box marked by the arrow below available, and follow the instructions.

If you wish to exercise cumulative voting rights in the election of directors, you must vote in person or by mail.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 15, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 13, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33824-P08088

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

NELNET, INC.

The Board of Directors recommends you vote FOR each of the nominees in proposal 1, and FOR proposals 2 and 3:

1. Election of three Class I directors for three-year terms.

Nominees:	**For**	**Against**	**Abstain**
1a. Preeta D. Bansal	☐	☐	☐
1b. Michael S. Dunlap	☐	☐	☐
1c. Jona M. Van Deun	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2024.	☐	☐	☐
3. Advisory approval of the Company's executive compensation.	☐	☐	☐

Note: The proxies are authorized to vote in their discretion on such other matters that may properly come before the meeting or any adjournment thereof.

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check the box to the right and then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. **Please do not check the box unless you want to exercise cumulative voting.** ☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN THIS PROXY FOR PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Shareholder Letter, and Form 10-K are available at www.proxyvote.com.

V33825-P08088

NELNET, INC.
Annual Meeting of Shareholders
May 16, 2024 8:30 a.m., Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael S. Dunlap and William J. Munn, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Nelnet, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Nelnet, Inc., to be held on May 16, 2024 at 8:30 a.m. Central Time or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO THE PROXIES TO VOTE ON ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE MEETING. AS OF THE DATE OF THE ACCOMPANYING PROXY STATEMENT, NELNET MANAGEMENT DID NOT KNOW OF ANY OTHER MATTERS TO BE PRESENTED AT THE MEETING. IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF NELNET MANAGEMENT.

CUMULATE ____

____

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

Continued and to be signed on reverse side